UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Marvell Technology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

TO OUR
SHAREHOLDERS
Marvell delivered outstanding results in fiscal 2022 during what was a pivotal year for the company. We have begun to realize the benefits of the transformation journey undertaken over the past five years. Marvell is now focused on the resilient and high growth data infrastructure market, which accounted for 84% of our total revenue last year. As we enter fiscal 2023, we believe Marvell is poised for accelerated growth and leadership across the semiconductor industry’s most exciting and high growth end markets.
I’m extremely proud of the entire Marvell team and the outstanding results and execution they have achieved. Despite the challenges of an ongoing pandemic, a highly constrained supply environment, and other macroeconomic uncertainty, our Marvell team worldwide came together this past year to execute on our essential mission — delivering semiconductor solutions for the data infrastructure technology that connects us all. In a world where the digital infrastructure has become as critical as the physical infrastructure, Marvell’s mission and purpose has never been more relevant and exciting.
Accelerated Growth and Value Creation
The company delivered record net revenue of $4.46 billion in FY22, growing 50 percent year over year on strong demand for Marvell products across the full range of end markets we serve. Our growth initiatives in cloud, 5G, and automotive drove our results in these key end markets, which collectively doubled in revenue from the prior year and now account for more than 35% of total company revenue. Enterprise Networking also performed exceptionally well in FY22, with revenue growing 43% year over year as we benefit from share gains and content increases during the ongoing enterprise transformation in support of hybrid work and other “connect from anywhere” models. Marvell also has one of the largest exposures of any major semiconductor company to the data center market, which now represents 40% of total company revenue. We expect continued strong growth from each of these markets in the year ahead.
FY22 was a breakout year for our cloud-optimized silicon platform, and we’ve won a number of key sockets, which we expect will drive significant revenue for the company going forward.
Our strong financial results in FY22 reflect the success we had obtaining supply in a highly constrained environment to meet the needs of our customers. While growth in demand continues to outpace increases in supply, we are deeply engaged with our strategic suppliers and have made numerous structural improvements to our supply processes that are benefitting us today and are expected to do so in the future.
A Company Transformed
Our team has worked incredibly hard over the past five years to transform Marvell and create a pure-play data infrastructure company. This highly attractive market is characterized by long product lifecycles, very sticky designs, and outsized growth. We arrived at this strategy in a thoughtful and deliberate manner five years ago and set our mission to develop and deliver semiconductor solutions that move, store, process and secure the world’s data faster and more reliably than anyone else. With our strategy in place, we worked to align our R&D investment to this strategy.
The direction we took was not the obvious path forward. In fiscal 2016, the year before I joined Marvell, the company was in a difficult position. Revenue had declined 26% from the prior year with poor profitability and consumer revenue was over 60% of our total revenue. Changing the financial profile of the company while attempting to transform the end market mix was a daunting task, but our conviction in the macro-level growth drivers for the future of the semiconductor industry led us to “skate where the puck was going.”

As we enter fiscal 2023, we believe Marvell is poised for accelerated growth and leadership across the semiconductor industry’s most exciting and high growth end markets.”

Marvell Technology, Inc. 2022 Proxy Statement

We began by strengthening our organic business — selling and shutting down non-strategic businesses and reinvesting in our core networking and storage franchises. We built upon our enterprise networking foundation by refreshing our complete portfolio of feature-rich Ethernet switch and PHY products, setting the business up to gain significant share in the coming enterprise transformation. We pivoted our storage business to focus entirely on the data center market, developing our market-leading high-capacity cloud HDD platform and pioneering the do-it-yourself (DIY) business model for SSDs. We also dedicated resources and launched a new organic Automotive Ethernet business, leveraging our incredibly strong Ethernet technology and adapting it to the unique needs of the automotive market. These have each become successful growth businesses with comprehensive product portfolios, deep customer engagements and strong design win pipelines. Collectively, revenues from these organic areas have grown roughly 3x by the fourth quarter of fiscal 2022 from their fiscal 2016 levels.
With the groundwork in place for the “move” and “store” portion of our mission, we embarked on a targeted, multi-year M&A program to complete the remaining “process” and “secure” portion. We expanded into compute and security with the acquisition of Cavium, Inc. in FY19. This was a bold move at the time, ultimately paying 85% of our enterprise value in a cash/stock mix. The combination enabled us to significantly expand our infrastructure solutions portfolio and diversify our revenue base and end markets. The addition of Cavium’s OCTEON multi-core Arm-based processors and OCTEON-Fusion baseband processors proved transformational for Marvell in the 5G market and cloud DPU market. We built upon Cavium’s position with a single base station customer to create a leading position across the industry’s largest 5G providers.
Along the way, we divested our consumer portfolio and other non-strategic assets generating approximately $2B in cash and sharpening our focus on infrastructure.
As we expanded our position in cloud, it became clear that cloud customers wanted highly custom, optimized solutions tailored to their specific requirements. This led to the acquisition of Avera Semiconductor, the ASIC business of GLOBALFOUNDRIES. Avera’s custom development capability provided the foundation for Marvell to enter the cloud-optimized silicon market. Avera brought a rich history of custom silicon development for data infrastructure, with its roots as IBM Microelectronics custom silicon team. During this period, we also acquired Aquantia Corp. to further solidify our Ethernet portfolio and accelerate our automotive roadmap.
In parallel with these acquisitions, we made a bold decision to transition from being a process technology fast-follower to an industry leader. Our technology platform consisted of products developed on 12/14/16nm from three different foundry partners. We skipped 7nm and moved directly to TSMC’s industry-leading high-performance 5nm process node. We took a calculated risk, but this highly consequential decision contributed to a meaningful step-up and acceleration in our design win momentum. Over the past year, we completed development of multiple 5nm products and have begun implementation of our 3nm platform. We are aggressively developing industry-leading IPs and new breakthrough chiplet and multi-chip 3D packaging innovations to further extend our data infrastructure technology platform leadership.
This past year, in FY22, we completed two acquisitions to significantly increase our opportunity in cloud data centers. First was the acquisition of Inphi Corporation, whose market leading electro-optics portfolio provides high-speed connectivity both within and between cloud data centers. The business had a great start and outperformed our expectations for revenue and design wins in its first year under the Marvell umbrella. The second was Innovium Inc., which added high performance cloud-optimized Ethernet switches to Marvell’s portfolio. These acquisitions have helped to solidify our position at the heart of the world’s largest cloud data centers. Leveraging the wide variety of industry-leading technologies across our organic and inorganic moves, we launched our cloud-optimized silicon platform and are driving an ever-growing pipeline of design wins and opportunities.
An important part of our transformation in recent years has been assembling a strong group of senior leaders who can help us scale to the growth opportunity in front us. Several of our current executives joined Marvell through acquisition, including the former co-founders of Cavium and Inphi. Marvell has benefitted greatly from the inflow of talent from all of our merged organizations.
An Extraordinary Company and Culture
The Marvell leadership team and I have dedicated ourselves to building a great company — a company with an important mission and a passion to innovate for our customers. We work hard to create a culture and environment where the industry’s best and brightest can come together to do the most rewarding work of their careers. Our core behaviors, which we first articulated in fiscal 2017, have become a set of guideposts to define our culture and values. Having a cohesive and well understood company culture has kept our team close despite the challenges of not being able to connect in person during the pandemic.
▪
Act with integrity and treat everyone with respect

▪
Innovate to solve customer problems

▪
Execute with thoroughness and rigor

▪
Help others achieve their goals

Our efforts were recognized in the past year by the Global Semiconductor Alliance who named Marvell the “Most Respected Public Semiconductor Company” and “Analyst Favorite Semiconductor Company.” We were honored to receive these awards, which are voted on by our industry peers and a leading investment advisory firm, respectively. Marvell was also recognized for the second consecutive year as one of the “Best Places to Work in the Bay Area” by the San Francisco Business Times and Silicon Valley Business Journal. While the award is based on the direct input and feedback of our Bay Area-based employees, it is representative of the strong culture we have built together with our amazing Marvell teams around the world.
We are committed to giving back to the communities where we live and work, and are proud of our employees’ passion for doing the same. In recognition of Marvell’s ongoing philanthropic efforts, we were named as one of the “Largest Corporate Philanthropists in Silicon Valley” by the Silicon Valley Business Journal and as a “Top 100 Bay Area Corporate Philanthropists” by the San Francisco Business Times in the past year.

Marvell Technology, Inc. 2022 Proxy Statement

Growing Responsibly
At Marvell, we are committed to growing in a responsible and sustainable manner. Over the past year, we have taken meaningful action to evolve our environmental, social, and governance strategy, setting new goals, and increasing transparency. Importantly, we are focused on doing our part to address the global threat of climate change. We have committed to achieving net zero greenhouse gas emissions as a company and are setting a science-based target to put us on track to reach this goal.
We support and empower our people to thrive with Marvell and are actively investing in programs that promote inclusion and diversity, employee development and wellness, as well as recruiting and retention.
Looking to the Future
The multi-year transformation of Marvell has been an incredibly rewarding experience for me personally and has created benefits for employees, customers, and stockholders alike. We are now focused on growth and scale and continuing to build a truly great company for future generations. I’m more confident than ever that we have the pieces we need to achieve this ambitious goal — a proven strategy, a leading technology platform and product portfolio, trusted customer relationships, and a winning culture and team.
In closing, I would like to sincerely thank Marvell’s customers, partners, and stockholders for their continued support, confidence, and trust. I would also like to thank our amazing Marvell team for their unwavering dedication and commitment to our success. I’m proud of the company we’ve built together, the amazing products we produce and enable, and I couldn’t be more excited about our future.
Matt Murphy
President & CEO
This letter contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this letter due to a number of risks and uncertainties, including, the risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Marvell Technology, Inc. 2022 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on June 23, 2022	1000 N. West Street Suite 1200 Wilmington, DE 19801
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Marvell Technology, Inc., a Delaware corporation, (“Marvell,” the “Company,” “we,” “us” or “our”) is scheduled to be held on Thursday, June 23, 2022, at 10:00 a.m. Pacific Time. The Annual Meeting will take place solely by means of remote communication as discussed below.
The Annual Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/MRVL2022. You will be able to attend, vote your shares and submit questions online during the meeting by logging in to the website specified above using the 16-digit control number included on your proxy card or a “legal proxy,” as described in further detail below.
The purposes of the Annual Meeting are:
1.
To elect the ten (10) directors named in the accompanying proxy statement who will hold office until the earlier of the 2023 Annual Meeting or their resignation or removal;

2.
To approve named executive officer compensation on an advisory basis;

3.
To amend the Marvell Technology, Inc. 2000 Employee Stock Purchase Plan to remove the term of the plan and to remove the annual evergreen feature of the plan; and

4.
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending January 28, 2023.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
The foregoing items of business are more fully described in the proxy statement accompanying this notice of Annual Meeting.
We have established the close of business, 6 p.m. Pacific Time, on April 28, 2022, as the record date for determining those stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only holders of shares of common stock as of the record date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Execution of a proxy will not in any way affect your right to attend and vote at the Annual Meeting, and any person who executes a proxy will retain the right to revoke it at any time before it is exercised. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
Your Board recommends that you vote: FOR the Board’s nominees for directors; FOR the approval of our named executive officer compensation; FOR the amendment to the 2000 Employee Stock Purchase Plan; and FOR the ratification of the appointment of our independent registered public accounting firm.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 2:00 p.m. Pacific Time on the date specified above and at Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement in the “Investor Relations” section of the Company’s website at https://investor.marvell.com.
Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. For specific voting instructions, please refer to the information provided in the following proxy statement, together with your proxy card or the voting instructions you receive by mail, e-mail or that are provided via the Internet.
BY ORDER OF THE BOARD OF DIRECTORS
May 6, 2022	MATTHEW J. MURPHY Director, President and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting:
This Proxy Statement and the financial and other information contained in our Annual Report to Stockholders for the fiscal year ended January 29, 2022 are available at www.proxyvote.com, where you may also cast your vote.

Marvell Technology, Inc. 2022 Proxy Statement	1

Marvell Technology, Inc. 2022 Proxy Statement	2

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 23, 2022	MARVELL TECHNOLOGY, INC. 1000 N. West Street, Suite 1200 Wilmington, DE 19801
INTRODUCTION
This proxy statement and the accompanying proxy materials are being furnished in connection with the solicitation by the board of directors (the “Board”) of Marvell Technology, Inc., a Delaware corporation, of proxies for use at our Annual Meeting of Stockholders (referred to herein as the “Annual Meeting” or the “meeting”) scheduled to be held virtually at 10:00 a.m. Pacific Time, on Thursday, June 23, 2022. This proxy statement and the accompanying proxy materials are first being made available to stockholders on or about May 6, 2022.
INFORMATION REGARDING THE ANNUAL MEETING
This proxy statement contains information about the meeting and was prepared by our management at the direction of our Board. Our Board supports each action for which your vote is solicited.
Our Board asks you to appoint Jean Hu, our Chief Financial Officer, and Mitchell Gaynor, our Chief Administration and Legal Officer and Secretary, as your proxy holders to vote your shares at the meeting. You may make this appointment by properly completing the proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the meeting in the manner specified therein or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the meeting.
We maintain our executive office in Delaware at 1000 N. West Street, Suite 1200, Wilmington, DE 19801. Our telephone number in Delaware is (441) 294-8096.
Record Date and Shares Outstanding
The record date for the Annual Meeting has been set as the close of business, 6 p.m. Pacific Time, on April 28, 2022 (“Record Date”). Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 850,692,779 issued shares of common stock, par value $0.002 per share (“shares of common stock” or “shares”). In accordance with our Bylaws, each issued common share is entitled to one vote on each of the proposals to be voted on at the meeting. Shares held as of the Record Date include shares of common stock that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.
In this proxy statement, we refer to the fiscal year ending February 2, 2019 as fiscal 2019, the fiscal year ending February 1, 2020 as fiscal 2020, the fiscal year ending January 30, 2021 as fiscal 2021, the fiscal year ending January 29, 2022 as fiscal 2022, and the fiscal year ending January 28, 2023 as fiscal year 2023.

Marvell Technology, Inc. 2022 Proxy Statement	3

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
Our Bylaws provide that our Board shall consist of not fewer than two (2) nor more than fifteen (15) directors, the exact number to be determined from time to time solely by resolution adopted by the Board. The number of directors is currently fixed at eleven and there are currently eleven members serving on our Board. After discussing with each director their interest in continuing to serve as directors of the Company, the nominating and governance committee (the “N&G Committee”) has recommended, and our Board has nominated, ten current members of our Board to stand for election at the Annual Meeting.
Our director nominees for the 2022 Annual Meeting are Sara Andrews, Tudor Brown, Brad Buss, Edward Frank, Richard S. Hill, Marachel Knight, Matthew J. Murphy, Michael Strachan, Robert E. Switz and Ford Tamer. All of our director nominees are currently directors who were last elected by stockholders at the 2021 Annual Meeting except for Ms. Andrews who was appointed to the Board in April 2022 and was recommended to the N&G Committee by a non-management director.
In discussions with the N&G Committee one of our directors, Ms. Bethany Mayer expressed a preference to retire from the Board. As a result of these discussions and Ms. Mayer’s preference, she was not nominated as a director for fiscal 2023. If the current nominees are elected, we will have ten members serving on our Board and the number of directors will be reduced to ten effective as of the election of directors at the Annual Meeting. We thank Ms. Mayer for her service on the Board.
All nominees elected as directors will serve until the 2023 Annual Meeting and until their successors have been duly elected and qualified or their earlier resignation or removal. In the event any new nominees are appointed as directors after this Annual Meeting, they will be required to stand for election at the next Annual Meeting and each Annual Meeting thereafter, if nominated to do so.
As part of our goal of building a diverse board, the N&G Committee is actively seeking out highly qualified diverse candidates (including women and minority candidates) to add to the Board with a goal of having at least 30% of the members of the Board be female and has engaged a director search firm to assist in that search. As a result, the total number of directors may increase in the future to eleven or twelve.
Biographical information for each of the nominees may be found immediately following this proposal. We have been advised that each of our nominees is willing to be named as such herein and each of the nominees is willing to serve as a director if elected. However, if one or more of the director nominees should be unable or, for good cause, unwilling to serve as a director, the proxy holders may vote for a substitute nominee recommended by the N&G Committee and approved by our Board or the Board may reduce its size.
Board Recommendation and Required Vote
Our Board recommends that you vote FOR the nominees for each director nominee identified above.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the election of each such nominee. Assuming the presence of a quorum, our Bylaws require that, in an uncontested election (such as the Annual Meeting), a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee) at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome.
DIRECTOR NOMINEES(1)
Name	Age(2)	Position(s)	Director Since	Gender Identity	Demographic Background(3)
Richard S. Hill	70	Independent Chair of the Board	2016	(4)	(4)
Matthew J. Murphy	49	Director, President & CEO	2016	M	W
Sara Andrews	58	Independent Director	2022	F	W
Tudor Brown	63	Independent Director	2016	M	W
Brad W. Buss	58	Independent Director	2018	M	W
Edward H. Frank	65	Independent Director	2018	M	W
Marachel L. Knight	49	Independent Director	2020	F	B
Michael G. Strachan	73	Independent Director	2016	M	W
Robert E. Switz	75	Independent Director	2016	M	W
Ford Tamer	60	Independent Director	2021	M	W

(1)
Pursuant to Nasdaq release “Board Diversity Matrix Disclosure Requirements and Examples, dated February 23, 2022, we have excluded categories that are not applicable to our directors.

(2)
The age of each director is provided as of the Record Date.

(3)
B-Black or African American. W-White.

(4)
Director did not consent to disclosure of this information.

Marvell Technology, Inc. 2022 Proxy Statement	4

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee that led to the conclusion he or she should serve as a director at this time, in light of the Company’s business and structure.
Richard S. Hill Independent Chair of the Board Age: 70 Director Since: 2016
Richard S. Hill has served as our Chair of the Board since May 2016. Mr. Hill served as the Interim President and Chief Executive Officer of NortonLifeLock Inc. (formerly known as Symantec Corporation), a software company, from May 2019 until November 2019. Mr. Hill served as a member of the board of directors of Xperi Corporation (“Xperi”, formerly Tessera Technologies), a technology and intellectual property licensing firm, from August 2012 until June 2020 when it merged with TiVo Corporation. Mr. Hill also served as Xperi’s Interim Chief Executive Officer from April 2013 until May 2013. Mr. Hill previously served as the Chairman and Chief Executive Officer and member of the board of directors of Novellus Systems Inc. (“Novellus”) from December 1993 until its acquisition by Lam Research Corporation in June 2012. Before joining Novellus in 1993, Mr. Hill spent 12 years with Tektronix Corporation, a leading designer and manufacturer of test and measurement devices. Presently, Mr. Hill is a member of the boards of directors of Arrow Electronics, Inc. and CMC Materials, Inc. (formerly Cabot Microelectronics Corporation). Within the past five years, Mr. Hill previously served as a director of Xperi, Autodesk, Inc., Yahoo! Inc., and NortonLifeLock Inc. Mr. Hill received a Bachelor of Science in Bioengineering from the University of Illinois in Chicago and a Master of Business Administration from Syracuse University.
Mr. Hill brings to the Board his extensive expertise in executive management and engineering for technology companies, as well as considerable directorial and corporate governance experience developed through his service on the boards of directors of several public companies.

Matthew J. Murphy Director, President & CEO Age: 49 Director Since: 2016
Matthew J. Murphy is Marvell’s President and Chief Executive Officer. He has led the company since joining in July 2016 and also serves as a member of the Board. In his role as President and Chief Executive Officer, Mr. Murphy is responsible for leading new technology development, directing ongoing operations and driving Marvell’s growth strategy. Prior to joining Marvell, Matt worked for Maxim Integrated Products, Inc. (“Maxim”), a designer, manufacturer, and seller of analog and mixed signal integrated circuits, for 22 years, where he advanced through a series of business leadership roles over two decades. Most recently, from 2015 to 2016 he was Executive Vice President, Business Units, Sales and Marketing. In this capacity he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing, and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. In prior roles, Matt led the company’s communications, data center, and automotive business groups, all of which experienced significant growth under his leadership. Within the last five years, Matt served on the board of directors of eBay Inc. Matt earned a Bachelor of Arts from Franklin & Marshall College and is a graduate of the Stanford Executive Program.
Mr. Murphy brings to the Board both extensive industry knowledge and, as a result of his day-to-day involvement in the Company’s business, insight and information related to the Company’s strategy, sales, financial condition, operations, and competitive position.

Marvell Technology, Inc. 2022 Proxy Statement	5

Sara Andrews Independent Director Age: 58 Director Since: 2022
Sara Andrews has served as a member of the board of directors since April 2022. In April 2022, she joined Experian as Chief Information Security Officer. She served as Senior Vice President and Chief Information Security Officer at PepsiCo, Inc., a multi-national food and beverage company, from July 2014 to April 2022, where she was responsible for safeguarding networks and data across all PepsiCo business units and brands globally. Prior to joining PepsiCo, Inc., she served as Chief Network Security Officer of Verizon Communications, Inc. from June 1997 to July 2014, during which time she led several organizations responsible for the security of all Verizon wireline networks serving Verizon’s residential, small business and enterprise customers. Ms. Andrews has served on the board of directors of Mandiant, Inc. since August 2022, and also previously served on the board of directors of LogMeIn, Inc., formerly a public company, and the Collin County Children’s Advocacy Center, a non-profit child advocacy center based in Plano, Texas. She is a member of the CISO (Chief Information Security Officer) Coalition National Leadership Board. Ms. Andrews holds a Bachelor of Industrial Engineering from Auburn University and a Master of Business Administration from Brenau University.
Ms. Andrews brings to the Board extensive expertise in cybersecurity and information system technology. She also brings experience regarding operation of large companies that are of a size and scale significantly greater than the Company.

W. Tudor Brown Independent Director Age: 63 Director Since: 2016
W. Tudor Brown has served as a director since December 2016. Mr. Brown, who has decades of leadership experience in the semiconductor industry, currently serves on the boards of the Lenovo Group Limited and the Semiconductor Manufacturing International Corporation as well as a private company board and the board of a company registered on the London Stock Exchange. Until 2018, Mr. Brown served on the board of Xperi (formerly Tessera Technologies). Mr. Brown was one of the founding members and, until his retirement in May 2012, President of ARM Holdings plc, a publicly-traded semiconductor IP and software design company, now a wholly-owned subsidiary of the Softbank Group. During his tenure, he served in a range of leadership roles, including Chief Technical Officer, Chief Operating Officer and President. He also served for more than a decade on the company’s board of directors through his retirement in May 2012. Earlier in his career, Mr. Brown held leadership engineering roles at Acorn Computers and Sension, Inc. Mr. Brown, who earned a Master of Arts in Electrical Sciences from Cambridge University, holds a patent in low-power logic, and has been honored both as a Fellow of the Institution of Engineering and Technology, and as a Fellow of the Royal Academy of Engineering.
Mr. Brown brings to the Board his experience as a founder and senior executive of one of the world’s most successful semiconductor technology and licensing companies, along with his strong operational experience and deep industry knowledge.

Marvell Technology, Inc. 2022 Proxy Statement	6

Brad W. Buss Independent Director Age: 58 Director Since: 2018
Brad W. Buss has served as a director since July 2018. Mr. Buss was the Chief Financial Officer of SolarCity Corporation, a provider of solar energy services, from August 2014 until he retired in February 2016. Mr. Buss served as the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation from August 2005 to June 2014. Mr. Buss also held prior financial leadership roles with Altera Corporation, Cisco Systems, Inc., Veba Electronics LLC and Wyle Electronics, Inc. Mr. Buss currently serves on the boards of directors of TuSimple Holdings Inc., AECOM, and QuantumScape Corporation as well as one private company. Within the past five years, Mr. Buss served as a director of Advance Auto Parts, Inc, Tesla Motors Inc., CaféPress, Inc. and Cavium, Inc. (which Marvell acquired in July 2018). Mr. Buss holds a Bachelor of Arts in economics from McMaster University and an Honors Business Administration degree, majoring in finance and accounting, from the University of Windsor.
Mr. Buss brings to the Board his executive experience and his financial and accounting expertise with both public and private companies in the semiconductor industry and other diverse industries.

Dr. Edward H. Frank Independent Director Age: 65 Director Since: 2018
Dr. Edward H. Frank has served as a director since July 2018. Dr. Frank has served as a co-founder and the Chief Executive Officer of Brilliant Lime, Inc., a developer of silicon, systems, and software products, since October 2017. Dr. Frank co-founded Cloud Parity Inc., a voice-of-the-customer startup in the San Francisco Bay Area, in late 2013 and served as its Chief Executive Officer until September 2016. From May 2009 through October 2013, Dr. Frank was Vice President of Macintosh Hardware Systems Engineering at Apple, Inc. (“Apple”). Before joining Apple, Dr. Frank was Corporate Vice President of Research and Development at Broadcom Inc. (“Broadcom”). Prior to joining Broadcom Dr. Frank was the founding Chief Executive Officer of Epigram, Inc., a developer of integrated circuits and software for home networking, which Broadcom acquired in 1999. Dr. Frank serves on the board of directors of Analog Devices, Inc. and SiTime Corporation and is an advisor to, or board member for, several privately held Bay Area venture capital firms and startups. Within the past five years, Dr. Frank served as a director of Amesite Inc., Quantenna Communications, Inc. and of Cavium Inc. (which Marvell acquired in July 2018). Dr. Frank holds a Bachelor of Science in Electrical Engineering and Master of Science in Electrical Engineering from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University, where he also serves on the Board of Trustees. In 2018, Dr. Frank was elected to the National Academy of Engineering for his contribution to the development and commercialization of wireless networking products. He is also a Fellow of the IEEE, and an NACD Board Leadership Fellow.
Dr. Frank brings to the Board his substantial experience in the design, manufacture, sale and marketing of semiconductors and his extensive executive leadership experience.

Marvell Technology, Inc. 2022 Proxy Statement	7

Marachel L. Knight Independent Director Age: 49 Director Since: 2020
Marachel L. Knight has served as a director since July 2020. She has been the Senior Vice President of Technology Planning and Operations at AT&T, Inc., a leading provider of telecommunications, media, and technology services globally since April 2021. Prior to holding that position, she held various leadership positions at AT&T, Inc. over her more than 25 year tenure including, Senior Vice President of Engineering and Operations from 2020 to 2021; Senior Vice President of Technology Services and Operations from 2019 to 2020; Senior Vice President of Wireless and Access Engineering, Construction and Operations from 2018 to 2019; Senior Vice President of Technology Planning and Engineering from 2017 to 2018; Senior Vice President-Wireless Network Architecture and Design during 2017; Vice President-Advanced Technology Planning and Realization from 2016 to 2017; and Vice President-Construction and Engineering (Midwest Region) from 2015 to 2016. Prior to holding these positions, she held other leadership roles at AT&T, Inc of increasing responsibility. She holds a Master of Science, Information Networking from Carnegie Mellon University and a Bachelor of Science, Electrical Engineering from Florida State University.
Ms. Knight brings to the Board her technical leadership gained over her 25 years of experience at AT&T, including her experience in 5G planning and rollouts that we expect will provide insights related to our technology and strategic business priorities as we continue to build-out our 5G silicon solutions.

Michael G. Strachan Independent Director Age: 73 Director Since: 2016
Michael G. Strachan has served as a director since May 2016. Mr. Strachan began his career in 1976 at Ernst & Young LLP, where he spent his entire career, holding positions of increasing responsibility until his retirement in December 2008. From July 2007 until December 2008, he was a member of Ernst & Young’s America’s Executive Board, which oversaw the firm’s strategic initiatives in North and South America. From July 2006 to December 2008, he was also a member of Ernst & Young’s U.S. Executive Board, which oversaw partnership matters in the U.S. for the firm. From July 2000 through December 2008, he was Vice Chairman and Area Managing Partner for Ernst & Young offices between San Jose, California and Seattle, Washington, and was responsible for oversight of the firm’s operations in that area. From March 2009 to May 2014, he was a director at LSI Logic, including Chairman of the audit committee for most of that time. Mr. Strachan holds a Bachelor of Science in Accounting from Northern Illinois University.
Mr. Strachan brings to the Board deep expertise relating to finance and accounting matters and extensive business management, governance, and leadership experience.

Marvell Technology, Inc. 2022 Proxy Statement	8

Robert E. Switz Independent Director Age: 75 Director Since: 2016
Robert E. Switz has served as a director since May 2016. Mr. Switz was the Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc. (“ADC”), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there he held numerous leadership positions. Prior to ADC, Mr. Switz spent six years at Burr-Brown Corporation, most recently as Chief Financial Officer, Vice President of European Operations and Director of the Systems and Ventures Business. Mr. Switz has served as the Chairman of the Board of Micron Technology, Inc. since 2012. In addition to serving on the board of Micron, Mr. Switz also serves as a director of Mandiant, Inc. (formerly FireEye, Inc.). In the last five years, he served as a director of Gigamon, Inc., and prior to that as a director of GT Advanced Technologies Inc., and as lead independent director of Broadcom until its merger with Avago Technologies Limited. Mr. Switz received a Bachelor of Science in Business Administration from Quinnipiac University and a Master of Business Administration in Finance from the University of Bridgeport.
Mr. Switz brings to the Board his extensive global operations, financial and general management experience and expertise, as well as considerable directorial and corporate governance experience developed through his service on the boards of directors of several public companies.

Dr. Ford Tamer Independent Director Age: 60 Director Since: 2021
Dr. Ford Tamer has served as a director since April 2021. He served as the President and Chief Executive Officer and as a director of Inphi Corporation from February 2012 to April 2021 (when it was acquired by Marvell). Prior to that he served as Chief Executive Officer of Telegent Systems, Inc. from June 2010 until August 2011. Prior to joining Telegent, Dr. Tamer was a Partner at Khosla Ventures from September 2007 to April 2010. Dr. Tamer previously served as Senior Vice President and General Manager – Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007. He also served as Chief Executive Officer of Agere Inc. from September 1998 until it was acquired by Lucent Technologies in April 2000, which Lucent then spun out as Agere Systems Inc. in March 2001. Dr. Tamer continued to serve as Vice President of Agere Systems until April 2002. Dr. Tamer serves on the board of directors of Teradyne, Inc. and a few private companies. Dr. Tamer holds an M.S. degree and Ph.D. in engineering from Massachusetts Institute of Technology.
Dr. Tamer has a unique understanding of our strategy, markets, competitors, and operations. In addition, we believe his leadership of diverse business units and functions as a senior executive officer at other companies addressing and competing in our target markets prior to joining Inphi gives him an extensive understanding of our industry and has positioned him to bring highly relevant leadership, corporate development, operational and financial experience to our Board.

There are no family relationships among any of our director nominees and executive officers.

Marvell Technology, Inc. 2022 Proxy Statement	9

CORPORATE GOVERNANCE AND
MATTERS RELATED TO OUR BOARD OF DIRECTORS
Stockholder Engagement
We believe that regular, transparent communication with our stockholders and other stakeholders is essential to the Company’s long-term success. We value the views of our stockholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices.
Our Board and management team have made a meaningful effort to engage with our stockholders and other stakeholders. We hold investor day conferences approximately every other year. In addition to our investor day conferences, our Chief Executive Officer and Chief Financial Officer hold in-person and teleconference meetings every year with many of our institutional investors. We also participate at various investor conferences.
We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2021 Annual Meeting, after significant outreach to our investors we received support from approximately 90% of the votes cast on the proposal for our fiscal 2021 named executive officer compensation.
We continued to engage with our investors during fiscal 2022. During fiscal 2022 members of senior management reached out to a number of the largest investors to discuss our executive compensation programs as well as Environmental Social and Governance (“ESG”) matters. The feedback from the investors was discussed with the executive compensation committee (the “ECC”), the Board, and the N&G Committee.
What we discussed with our investors related to our executive compensation

In fiscal 2022, we discussed the structure, terms and benefits of our compensation programs including the prior VCA awards that vested entirely based on stock price performance. Investors overall emphasized pay for performance. Several investors proposed alternative types of financial performance metrics and investors generally indicated that they preferred performance metrics that were relative to other companies’ performance. As a general matter, investors provided positive feedback about the percentage of compensation at target that is performance-based for our named executive officers. Investors voting no on say-on-pay last year continued to express concerns with the design and performance target of the VCA awards that had been made two years earlier. Several investors felt that the Company’s clawback policy was too narrow.

How we responded

After consultation with stockholders in fiscal 2022, the ECC committed not to make additional VCA grants to our named executive officers for at least 5 years from the date of the 2021 Annual Meeting (unless the Company submits such grants for stockholder approval or ratification). They also determined that if at any time similar awards are considered, the ECC will incorporate investor feedback into the timing, structure, and performance targets of such grants. We increased the relative weighting of the TSR equity awards relative to time-based RSU awards. We also made changes to the scope of our clawback policy to include additional executives and to include certain types of equity compensation.

Corporate Governance
We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices (the “Corporate Governance Guidelines”) and compare them to those suggested by various authorities in corporate governance and the practices of other public companies.
Corporate Governance Guidelines
Our Board has adopted a set of Corporate Governance Guidelines to establish a framework within which it will conduct its business. The Corporate Governance Guidelines provide, among other things, that:
▪
If the Company has a member of management (or otherwise non-independent Board member) serving as Chair of the Board, our Board shall designate a lead independent director who, among other duties, is responsible for presiding over executive sessions of independent directors;

▪
A majority of the directors must be independent;

Marvell Technology, Inc. 2022 Proxy Statement	10

▪
Our Board shall appoint all members and chairs of the Board committees;

▪
The N&G Committee screens and recommends Board candidates to our Board;

▪
The Audit Committee, ECC and N&G Committee must consist solely of independent directors; and

▪
The independent directors shall meet regularly in executive session without the presence of the non-independent directors or members of our management.

We also provide our directors training on issues facing us and on subjects that would assist the directors in discharging their duties. Our Board may modify the Corporate Governance Guidelines from time to time, as appropriate. The Corporate Governance Guidelines can be found on our website (www.marvell.com) in the investor relations section. None of the material on our website is part of this proxy statement or is incorporated by reference herein.
Environment, Social, and Governance
At Marvell, our brand position of “Essential technology, done right” means running our business with people and the planet in mind. We believe that it’s not just the right thing to do, it is a business imperative. Addressing environmental, social and governance (ESG) topics relevant to our business strengthens our company and creates value for our employees, customers, communities and investors.
Board and Management Oversight of ESG
We have developed an ESG strategy that has engagement and participation across the company, including the executive team, with appropriate oversight by the Board of Directors. Marvell has established a strong governance system to provide oversight and accountability for the ESG program. The Board of Directors’ Nominating & Governance Committee has oversight of ESG matters and receives quarterly updates on Marvell’s ESG progress and performance. The executive-level ESG committee, composed of key functional and business leaders from Operations, Sales, Legal, Central Engineering, Human Resources and other departments provides senior leadership and strategic guidance on ESG. The committee generally meets on a bimonthly basis. ESG Working Groups comprised of leaders and subject matter experts from a wide range of functions such as Quality, Procurement, Real Estate, Human Resources, Finance, and Compliance, are responsible for gathering data, setting strategy and goals, and supporting disclosure efforts on relevant ESG topics. These Working Groups meet regularly to help the company make progress on our key initiatives.
ESG Reporting
We are committed to improving our reporting of our progress on our ESG program. We provide some highlights of our approach below. For more information on these and other topics, including performance metrics aligned with the SASB standard and specific goals, please visit our ESG website: https://www.marvell.com/company/esg.html.
Environment
Climate Change
Doing our part to address climate change is a priority for Marvell. We understand the threat it represents to our environment, society, and economy, and believe we have a corporate responsibility to help mitigate its harmful impact.
That’s why we are actively engaged with our investors, customers, suppliers, and other stakeholders, to reducing our carbon emissions in light of current climate science and to make our business more resilient in the face of a changing climate.
Marvell recognizes that climate change may pose potential risks to and create potential opportunities for our organization. Marvell is taking steps to further identify and assess the nature and magnitude of these risks and opportunities. As such, Marvell is working to develop plans to mitigate and manage potential climate change risks and to benefit from any potential climate change opportunities. Marvell has an enterprise risk management process in place that may be leveraged to identify potential climate-related risks and to assess the magnitude of such risks.
We have committed to setting a Science Based Target aligned with the latest climate science to remain within the 1.5°C warming limit established under the Paris Agreement, developing a low-carbon transition plan, and improving our climate change disclosures by reporting in alignment with the Task Force for Climate-related Financial Disclosures (TCFD) framework over the coming years, including conducting a scenario analysis. We will report in alignment with TCFD in our upcoming ESG Report, which we expect to publish later in Fiscal 2023.
We are working hard to reduce our product power consumption through better product and manufacturing designs. We aim to be an industry leader in this area by leveraging advanced process technology, which is a key competitive differentiator for us. We have set a goal to reduce power consumption of certain products with each generation for set capabilities.

Marvell Technology, Inc. 2022 Proxy Statement	11

Social
Human Capital
The Company employed 6,729 people as of January 29, 2022, the last day or our fiscal year. Marvell’s human capital objectives are to attract, retain and develop high quality talent with the technical and other skills necessary to execute on our business objectives. To support these objectives, Marvell’s human resources programs, which include talent acquisition, total rewards, and learning and development, are designed to train and facilitate internal talent mobility to create a high-performing, diverse workforce. Our programs are designed to reward and support employees through competitive pay and benefits as well as enhance the Company’s culture through efforts aimed at making the workplace more engaging and inclusive and develop talent to prepare them for critical roles and leadership positions for the future.
Marvell is a dynamic, interactive, high-energy workplace, where people are self-motivated and encouraged to make a difference. We have defined four core behaviors to help guide our actions and interactions with people both inside and outside the company:
▪
Act with integrity and treat everyone with respect,

▪
Innovate to solve customer needs,

▪
Execute with thoroughness and rigor, and

▪
Help others achieve their objectives.

Our focus is on creating an environment where people feel respected, valued and engaged. Employee feedback is one way for us to know how we are doing and where we can do better. We regularly conduct Voice of the Employee and other surveys and we have created a new function called “Site Health” which is designed to provide employee feedback to the group and company leaders. This is a valuable opportunity for employees to provide open, candid, confidential feedback about what it’s like to work at Marvell. We offer a variety of employee training programs, including management training programs aligned with the level of managers, training to identify and avoid unconscious bias in decision-making, technical training, mandatory compliance trainings and voluntary professional development opportunities. In addition, we organize a wide range of employee events designed to foster a sense of community at Marvell.
Inclusion & Diversity
At Marvell, we value the uniqueness that an inclusive and diverse global team brings to our company, and we are focused on creating an environment that leverages the perspectives and contributions of each employee. As one part of our ongoing efforts to strengthen our inclusion and diversity, we began to release regular updates of our diversity data to enable all of our stakeholders, including our investors, partners and employees, to track our progress.
We’ve made progress with implementing our I&D infrastructure and we’ve set our first ever strategy aligned to the following four business outcomes:
▪
Activate & Empower Leaders

▪
Create an Inclusive Best Place to Work

▪
Cultivate a Diverse Workforce

▪
Lead in the Marketplace and Community

Health, Safety & Wellness
Marvell is committed to protecting the health and safety of the individuals, including employees, contractors and vendors, affected by our activities. In this regard, we regularly seek to reduce workplace hazards and risks. Our goal is to provide employees with relevant resources and programs to support their personal wellness journey and that of their family. Marvell works hard to provide comprehensive and affordable coverage to all our employees. We are proud to offer a benefits package that encourages work-life balance, personal well-being, and financial wellness.
The COVID-19 pandemic placed new emphasis on health and safety at Marvell, and we took various steps to promote the health, safety and wellness of our employees during the ongoing crisis. The COVID-19 pandemic has presented challenges for all individuals and businesses. Our leadership has continued to engage and support employees through the pandemic in a range of ways, including sending frequent communication and resources, providing a number of four day “recharge weekends.”
The recognition of how well our workforce was able to work from home during the pandemic is incorporated into our focus on implementing a hybrid workplace model for our employees. In this model going forward most employees will have greater flexibility to work partially from home while still maintaining time working in the office which is essential to effectively building trust and relationships, brainstorming and impromptu meetings, coaching and information sharing.
Human Rights & Labor
Marvell strives to conduct business in a manner that respects the rights and dignity of all people. We have enacted a range of key policies that reflect our mandate to follow and protect internationally recognized human rights and labor laws.

Marvell Technology, Inc. 2022 Proxy Statement	12

Community Engagement
Marvell gives back to the communities in which we work and live. We have organized our efforts across three pillars: Humanitarian, Educational & Community. For example, within the educational pillar, we are promoting STEM (science, technology, engineering, and math) programs for underrepresented groups — especially youth, girls, and women — with a focus on helping to create a diverse and inclusive generation of innovators.
Governance
Ethics & Compliance
Marvell is dedicated to fostering a culture of transparency, integrity, and honesty throughout our entire organization. We ask our employees and stakeholders worldwide to actively participate in creating and maintaining this culture.
To further our commitment to these efforts, we have a robust program in place and fundamental policy documents that include both a Code of Business Conduct and Core Behaviors for our employees. Marvell’s Ethics & Compliance Program is responsible for a wide range of policies and procedures related to governance, ethics, and corporate social responsibility, and helps ensure our stakeholders have the guidance and resources needed to operate with high standards of corporate conduct globally. Marvell’s employees and members of the Board are encouraged to speak up if they become aware of any violation of the Code of Business Conduct or other Marvell policy, the law, or any regulatory requirements.
Supplier ESG Management
As a fabless semiconductor company, many of our social and environmental impacts rest in our supply chain. We partner with a number of suppliers to manufacture, assemble, and test our products and we rely on each of them to meet our high standards, as well as industry expectations, on environmental, social and governance topics. We are a long-standing member of the Responsible Business Alliance (RBA) and have procedures in place designed to hold ourselves and our suppliers to account on RBA Code of Conduct adherence and to convey our expectations of their responsibility to run their businesses in an ethical and responsible way areas. Our Supplier Code of Conduct outlines our expectations for third parties with whom we do business. We also strive for regular improvement on this topic and seek to partner with customers, suppliers, and industry coalitions to raise the bar in the semiconductor supply chain.
IP Protection & Innovation
Our intellectual property is fundamental to our business success. As such, we have strong oversight of its protection. We are increasingly broadening our view of our innovations to consider implications on our ESG strategy and to drive positive global impact through our technologies.
Data Privacy & Security
Marvell has a professional and ethical responsibility to protect confidential information entrusted to us by our clients, employees, third parties, and other stakeholders from unauthorized access and disclosure.
Political Contributions
We do not endorse candidates or make political contributions, including donations to any political party, candidate for political office or party official. We also do not sponsor a Political Action Committee (PAC) or contribute to PACs.
Forward-Looking Statements and Website References
Statements in this proxy statement and the materials or websites cross-referenced contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” “targets,” “commits,” “may,” “can,” “will,” “would,” and similar expressions identify such forward-looking statements. Such statements in this report concern the Company’s goals, commitments or expectations regarding corporate responsibility and ESG matters, including environmental matters, human capital management, policy and procurement, corporate governance matters, executive compensation matters, and business risks and opportunities. Such statements are not guarantees or promises that goals or commitments will be met, and in the context of this disclosures, may not be considered material for Securities and Exchange Commission (SEC) reporting purposes. The Company undertakes no obligation to update any forward-looking or other statements, whether as a result of new information, future events, or otherwise, and notwithstanding any historical practice of doing so. In addition, historical, current, and forward-looking corporate responsibility or ESG-related statements may be based on internal controls and processes that continue to evolve, standards for measuring progress that are still developing, and assumptions that are subject to change in the future. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. Factors that could cause actual results to differ materially from those predicted are described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.
Website references and hyperlinks throughout this document are provided for convenience only. The content on the referenced websites is not incorporated into, and does not form a part of, this proxy statement.
Compensation Committee Interlocks and Insider Participation
During fiscal 2022, the ECC consisted of the following persons: Edward Frank, Bethany Mayer, Tudor Brown, and Robert Switz. None of the members of the ECC who served during fiscal 2022 is a current or former officer or employee of Marvell or our subsidiaries or had any

Marvell Technology, Inc. 2022 Proxy Statement	13

relationship with us not otherwise disclosed herein under applicable SEC rules. In addition, to our knowledge, there are no compensation committee interlocks between us and other entities involving our executive officers or directors who serve as executive officers or directors of such other entities.
Director Qualifications
We are required to have a majority of independent directors who meet the definition of “independent director” under applicable Nasdaq and SEC rules. We are also required to have at least one member of our Audit Committee who meets the criteria for an “audit committee financial expert” as defined by SEC rules. We also believe it is appropriate for our Chief Executive Officer to serve on our Board.
The N&G Committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:
▪
The highest personal and professional ethics and integrity;

▪
The ability to work together with other directors, with full and open discussion and debate as an effective, collegial group;

▪
Current knowledge and experience in our business or operations, or contacts in the community in which we do business and in the industries relevant to our business, or substantial business, financial or industry-related experience; and

▪
The willingness and ability to devote adequate time and attention to our business.

When making its determination whether a nominee is qualified for the position of director, the N&G Committee may also consider such other factors as it may deem in the best interests of the Company and its stockholders, such as the following qualities and skills:
▪
Relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties;

▪
Diversity of perspective, opinion, experience, and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board or its committees, as well as gender and ethnic diversity; and

▪
An individual’s skillset and experience together with those of other directors and potential directors compared to the Company’s needs.

When evaluating a candidate for nomination, the N&G Committee does not assign specific weight to any of these factors or believe that all of the criteria should necessarily apply to every candidate. In addition, as part of the N&G Committee’s goal of building a diverse board, the N&G Committee seeks out highly qualified diverse candidates (including women and minority candidates) to add to the Board. The N&G Committee assesses its effectiveness in this regard in connection with its annual director evaluation process.
Identifying and Evaluating Nominees for Director
The N&G Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Candidates considered for nomination to our Board may come from several sources, including current and former directors, professional search firms and stockholder nominations. The N&G Committee will consider all persons recommended in the same manner, regardless of the source of nomination.
A stockholder seeking to recommend a prospective nominee for the N&G Committee’s consideration should submit the candidate’s name and qualifications to our Chief Administration and Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. Nominees for director are evaluated by the N&G Committee, which may retain the services of a professional search firm to assist it in evaluating potential nominees.
Our Bylaws permit proxy access for stockholders. Stockholders who wish to nominate directors for inclusion in our proxy statement, or directly at an Annual Meeting in accordance with the procedures in our Bylaws, should see “Future Stockholder Proposals and Nominations for the 2023 Annual Meeting” in this proxy statement for further information.
Board Leadership Structure
At the present time, the roles of Chief Executive Officer and Chair of the Board are separate. In May 2016, Richard S. Hill was appointed to the Board and designated as non-executive Chair. Because we have an independent, non-executive Chair, the independent directors on the Board have not designated a lead independent director. However, in the event the independent Board members would designate a lead independent director, his or her duties are set forth in our Corporate Governance Guidelines described above. Our separate Chair and Chief Executive Officer roles enable our independent Chair to oversee our Board and corporate governance matters and our Chief Executive Officer to lead the Company’s business. This structure facilitates effective oversight, and further strengthens our Board’s independent leadership and commitment to enhancing stockholder value and sound governance practices.
Board Meeting Attendance
There were nine meetings of our Board in fiscal 2022, as well as numerous committee meetings. The number of meetings of each committee is set forth below in “Committees of our Board.” Each of our current directors attended at least 75% of the total number of meetings of our Board and committees on which such director served during the period such director served on the Board or committee. In addition, on average, our directors had an attendance rate in fiscal 2022 of greater than 98%. The independent directors met regularly in executive session in fiscal 2022 without the presence of the non-independent directors or members of our management.

Marvell Technology, Inc. 2022 Proxy Statement	14

Committees of Our Board
Our Board has three standing committees: the Audit Committee, the ECC and the N&G Committee. Committee membership as of the last day of fiscal 2022 was as follows:
NAME	AUDIT	ECC	N&G
Tudor Brown	—	Member	—
Brad Buss	Member	—	Chair
Edward Frank	—	Member	Member
Richard S. Hill (Chair)	—	—	—
Marachel Knight	Member	—	—
Bethany Mayer	—	Member	Member
Michael Strachan	Chair	—	—
Robert E. Switz	—	Chair	Member
Ford Tamer	—	—	—
Fiscal 2022 Number of Meetings	10	7	5
Our Board has adopted written charters for each of these committees, and copies of the charters are available on our website (www.marvell.com/corporate-governance/highlights) in the corporate governance section of our investor relations webpage. Each of the committee charters is reviewed annually by the respective committee, which may recommend appropriate changes for approval by our Board. None of the material on our website is part of this proxy statement or is incorporated by reference herein.
Audit Committee
The Audit Committee’s responsibilities are generally to assist our Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s purpose is to oversee management’s conduct of our accounting and financial reporting process. The Audit Committee also, among other things, reviews financial reporting filings with the SEC prior to issuance, appoints our independent registered public accounting firm, oversees our internal audit function and the independent registered public accounting firm, oversees risk management including cyber security matters, and reviews and discusses with management and our independent registered public accounting firm the adequacy and effectiveness of our internal control over financial reporting as reported by management. The Audit Committee also reviews, ratifies and/or approves related party transactions. The Audit Committee has historically met two to three times each quarter and at such additional times as are necessary or advisable.
Our Board has determined that each member of the Audit Committee meets the applicable independence, experience and other requirements of Nasdaq and the SEC. Our Board has determined that Messrs. Strachan and Buss are “Audit Committee financial experts” as defined by applicable Nasdaq and SEC rules.
Executive Compensation Committee
The ECC has the authority to determine the compensation for our Chief Executive Officer and all other executive officers. In addition, the ECC is responsible for administering incentive compensation and equity-based award programs for non-executive employees and reviewing and recommending changes to such plans.
A subcommittee of the ECC comprised of Mr. Switz meets monthly to approve new hire and follow-on equity grants for non-executive officers and employees. The subcommittee met twelve times in fiscal 2022. For more detail with respect to our equity grant practices, please see “Executive Compensation — Other Factors Considered in Determining Executive Compensation — Equity Grant Practices” below.
Our Board has determined that each member of the ECC meets the applicable independence requirements of Nasdaq and the SEC. In addition, each member of the ECC is a “non-employee director” under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).
Nominating and Governance Committee
The N&G Committee is responsible for developing and implementing policies and practices relating to corporate governance, including evaluating and monitoring implementation of our Corporate Governance Guidelines. The N&G Committee also reviews director compensation and recommends any changes to the Board, studies, and reviews with the Board the size and composition of our Board and its committees and screens and recommends candidates for election to our Board. The N&G Committee also reviews periodically with the Chair of the Board and the President and Chief Executive Officer the succession plans relating to positions held by executive officers, among other responsibilities. In addition, the N&G Committee maintains formal oversight responsibilities of our ESG activities.
Our Board has determined that each member of the N&G Committee meets the general independence requirements of Nasdaq and the SEC.

Marvell Technology, Inc. 2022 Proxy Statement	15

Role of Compensation Consultants and Absence of Conflict of Interest with Respect Thereto
The ECC engages executive compensation consulting firms to provide advice and market data relating to executive compensation. Such compensation consulting firms serve at the discretion of the ECC. Compensia Inc. (“Compensia”) was engaged to provide advice and market data in fiscal 2022. The compensation consultant serves at the discretion of the ECC and provides analysis, advice, and guidance with respect to executive compensation.
The ECC charter provides that the ECC shall be directly responsible for the appointment, compensation and oversight of the work of any committee adviser retained by it, and the Company shall provide for appropriate funding, as determined by the ECC, for payment of reasonable compensation to any committee adviser, and ordinary administrative expenses of the ECC that are necessary or appropriate in carrying out its duties. The ECC may select a committee adviser, and receive advice from a committee adviser, only after taking into consideration all factors relevant to that person’s independence from the Company’s management, specifically including the following:
▪
The provision of other services to the Company by the committee adviser’s employer;

▪
The amount of fees received from the Company by the committee adviser’s employer, as a percentage of the total revenue of the committee adviser’s employer;

▪
The policies and procedures of the committee adviser’s employer that are designed to prevent conflicts of interest;

▪
Any business or personal relationship of the committee adviser with a member of the ECC;

▪
Any stock of the Company owned by the committee adviser; and

▪
Any business or personal relationship of the committee adviser or the committee adviser’s employer with an executive officer of the Company.

Under SEC rules, the ECC must determine whether any work completed by a compensation consultant raised any conflict of interest, after considering the six independence-related factors listed above. For fiscal 2022, the ECC reviewed these six factors as they apply to Compensia and identified no conflicts of interest.
Additional information concerning the compensation policies and objectives established by the ECC and the respective roles of our Chief Executive Officer and the compensation consultants in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our “named executive officers,” is included under the heading “Executive Compensation.”
Director Nominations
The N&G Committee identifies, recruits, and recommends to our Board, and our Board approves, director nominees for election at each Annual Meeting and new directors for election by our Board to fill vacancies that may arise. Under our Bylaws, any director appointed by our Board is required to be voted upon by stockholders at our next Annual Meeting.
The nominees for election at this Annual Meeting were recommended and approved by the N&G Committee and our Board, respectively. The N&G Committee will consider proposals for nomination from stockholders that are made in writing to our Chief Administration and Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. For general information regarding stockholder proposals and nominations, see “Future Stockholder Proposals and Nominations for the 2023 Annual Meeting” included in this proxy statement.
Stockholder Communications with Our Board
Our Board has established a process for stockholders to send communications to our directors. If you wish to communicate with our Board or individual directors, you may send your communication in writing to: Chief Administration and Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054. You must include your name and address in the written communication and state whether you are a stockholder. The Chief Administration and Legal Officer and Secretary (or other officer acting in such capacity) will compile all such communications and forward appropriate communications to the relevant director or directors or committee of our Board based on the subject matter, or to the director or directors to whom such communication is addressed. We do not forward solicitations, junk mail or frivolous or inappropriate communications.
Director Independence
Our current Board consists of eleven directors, one of whom is currently employed by the Company (Mr. Murphy). The Board has determined that, among the nonemployee nominees for director at this Annual Meeting, each of Mses. Andrews and Knight, and Messrs. Brown, Buss, Frank, Hill, Strachan, Switz and Tamer are “independent” as such term is defined by the rules and regulations of Nasdaq and the SEC. Our Board has also determined that Ms. Mayer, is independent. For a director to be considered independent, our Board must affirmatively determine that neither the director nor any member of his or her immediate family has had any direct or indirect material relationship with us within the previous three years. In evaluating the independence of our non-employee directors, the Board considered certain transactions, relationships and arrangements between us and various third parties with which certain of our independent directors are affiliated including those that are disclosed under “Certain Relationships and Related Party Transactions” below, and determined that such transactions, relationships and arrangements were not material and did not interfere with such directors’ exercise of independent judgment in carrying out their responsibilities as directors.

Marvell Technology, Inc. 2022 Proxy Statement	16

Board’s Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our liquidity, intellectual property, significant litigation matters and operations, as well as the risks associated with each of such items. For example, the Chief Administration and Legal Officer and the General Counsel each review litigation and legal matters quarterly with the Board. Our ECC is responsible for reviewing with management the Company’s major compensation-related risk exposures. The Audit Committee reviews and discusses with management its program to identify, assess, manage, and monitor significant business risks of the Company, including financial, operational, privacy, cyber-security, business continuity, legal and regulatory, compliance and reputational risks. The N&G Committee manages risks associated with the independence of our Board, potential conflicts of interest and ESG. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed either directly or through committee reports about such risks.
During fiscal 2022, our Board received reports on the most important strategic issues and risks facing the Company. In addition, our Board and its committees receive regular reports from our head of internal audit, our Chief Accounting Officer, our Chief Administration and Legal Officer, our General Counsel, our Chief Compliance Officer, our Chief Information Officer and our Chief Information Security Officer and other senior management regarding enterprise risk management, litigation and legal matters, compliance programs and risks, cyber security risks and other applicable risk-related policies, procedures and limits. We believe that our leadership structure supports our risk oversight function. As indicated above, certain important categories of risk are assigned to committees that review, evaluate, and receive management reports on risk.
Risks Related to Our Compensation Policies and Practices
As noted above, our ECC is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as our compensation plans that generally apply to all employees. In connection with such oversight, the ECC worked with Compensia, the ECC’s compensation consultant, to perform a risk assessment of our executive and equity compensation programs and governance practices. The purpose of this review was to determine whether such programs might encourage excessive or inappropriate risk taking that could result in a material adverse effect on the Company. During the fiscal year, Compensia, with the assistance of our management, reviewed these programs, taking into consideration many factors, including but not limited to:
▪
Compensation philosophy;

▪
Pay mix;

▪
Performance measures;

▪
Goal setting and funding mechanisms;

▪
Payment and timing;

▪
Incentives structure and policies;

▪
Ownership and trading guidelines;

▪
Leadership and succession; and

▪
Program governance.

The annual risk assessment concluded that the Company’s compensation programs do not contain incentives to take risks that could have a material adverse effect on the Company.
Director Stock Ownership Guidelines
Each director is expected to have shares of common stock with a value equal to five times his or her basic annual cash retainer. Directors have five years to satisfy the guidelines from June 24, 2020, or the date such person is designated as being subject to the guidelines, whichever is later. While below the guideline, at any time, there is a minimum holding expectation for 50% of net after tax shares following vesting of restricted stock units until the guideline is met. All of the directors met the ownership guidelines as of our fiscal year-end except Ms. Andrews who was recently appointed to the Board and not on the Board at the end of our fiscal year.
Annual Meeting Attendance
Although directors are encouraged to attend our Annual Meetings, we do not have a formal policy requiring such attendance. All of the director nominees for last year’s Annual Meeting, other than Mr. Tamer, attended the meeting virtually or by telephone.
Compensation of Directors
Nonemployee directors receive both cash and equity compensation for their service as directors. Directors who are also employees of the Company, including Mr. Murphy, do not receive any additional compensation for their service as directors.
The Board, upon the recommendation of the N&G Committee, is responsible for reviewing the director compensation program and approving any changes. In September 2021, the N&G Committee reviewed our directors’ compensation relative to the compensation peer group approved by the ECC. The N&G Committee, after consultation with Compensia, determined that the existing director compensation program aligned with market levels of compensation and that no changes should be made to director compensation for fiscal year 2023.

Marvell Technology, Inc. 2022 Proxy Statement	17

Cash Compensation
The annual fees for our nonemployee directors for fiscal 2022 are set forth below:
Cash Compensation Element	Cash Compensation Program for Fiscal 2022 ($)
Annual Retainer	75,000
Chair fee	110,000
Audit Committee Chair	30,000
Audit Committee Member	15,000
Executive Compensation Committee Chair	20,000
Executive Compensation Committee Member	10,000
Nominating and Governance Committee Chair	15,000
Nominating and Governance Committee Member	7,500
The retainer fees are paid in quarterly installments in arrears and are prorated for length of service as appropriate. Nonemployee directors serving on a committee receive either the applicable chairmanship fee or the membership fee, but not both. Nonemployee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. For a summary of the fiscal 2022 cash compensation paid to our nonemployee directors, please see the Director Compensation Table below.
Nonemployee directors have the ability to elect to take their cash compensation in the form of the Company’s fully vested shares of common stock. Such election must be made during an open trading window in accordance with the Company’s trading policies. No directors made such an election in fiscal 2022.
Equity Compensation
Our nonemployee directors are eligible to receive equity awards under the 1995 Stock Option Plan. Each nonemployee director who is elected or appointed at the Annual Meeting is automatically granted, immediately following the Annual Meeting, a restricted stock unit (“RSU”) award (the “Annual RSU Award”) for a number of shares with an aggregate fair market value equal to $235,000. The Annual RSU Award vests as to 100% of the shares on the earlier of the one-year anniversary of the date of grant or the next Annual Meeting. If a Board member joins the Board on a date after the Annual Meeting, the Annual RSU Award is pro-rated based on the Board member’s length of service from joining the Board until the date of the next Annual Meeting.
Director Compensation Table — Fiscal 2022
The following table sets forth the total compensation paid to each of our nonemployee directors serving in such capacity during any portion of fiscal 2022.
Board Members	Fees Paid in Cash ($)	Stock Awards ($)(1)	Total
Tudor Brown	85,000	233,993	318,993
Brad Buss	105,000	233,993	338,993
Edward Frank	92,500	233,993	326,493
Richard S. Hill	185,000	233,993	418,993
Marachel Knight	90,000	233,993	323,993
Bethany Mayer	92,500	233,993	326,493
Michael Strachan	105,000	233,993	338,993
Robert E. Switz	102,500	233,993	336,493
Ford Tamer(2)	58,542	295,063	353,605

(1)
The dollar value of RSU awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The actual value that a director will realize on each RSU award will depend on the price per share of our shares of common stock at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded.

(2)
Mr. Tamer joined the Board during the fiscal year and received a prorated grant covering the time period from April 20, 2021 to the date of the annual meeting in addition to the annual grant which was granted at the time of the annual meeting.

Marvell Technology, Inc. 2022 Proxy Statement	18

The following table provides the number of shares subject to outstanding RSUs held as of January 29, 2022 for each nonemployee director serving in that capacity during any portion of fiscal 2022, as applicable. Vesting of the nonemployee director RSUs is subject to the individual Board member’s continued service through the vesting date. No nonemployee director currently receives stock options as compensation for his or her Board service, and no nonemployee director held any stock options as of January 29, 2022.
Board Members	Total RSU Awards Outstanding (#)	RSU Vesting Date
Tudor Brown	4,354	June 23, 2022
Brad Buss	4,354	June 23, 2022
Edward Frank	4,354	June 23, 2022
Richard S. Hill	4,354	June 23, 2022
Marachel Knight	4,354	June 23, 2022
Bethany Mayer	4,354	June 23, 2022
Michael Strachan	4,354	June 23, 2022
Robert E. Switz	4,354	June 23, 2022
Ford Tamer	4,354	June 23, 2022

Marvell Technology, Inc. 2022 Proxy Statement	19

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
Under Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, together with the compensation tables and the narrative disclosure related thereto. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. The say-on-pay vote is currently held on an annual basis. It is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at our 2023 Annual Meeting.
The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. Our primary business objective is to create long-term value for our stockholders. To achieve this objective, the executive compensation program is intended to achieve the following goals:
▪
Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual named executive officer’s role and ability to impact business performance.

▪
Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short-and long-term periods.

▪
Long-Term Focused: Promote a long-term focus for our named executive officers through incentive compensation that vests over multiple years.

▪
Aligned with Stockholders: Align the interests and objectives of our named executive officers with furthering our growth and creating stockholder value through distribution of equity.

The ECC believes that both the elements and level of fiscal 2022 compensation for our executive officers are consistent with the goals contained in our compensation philosophy, as well as the overall goal of emphasizing sustained share price growth, and that the performance-based equity awards further reinforce our compensation program goals.
Before casting your vote on this proposal, please review the Compensation Discussion and Analysis section of this proxy statement, and the related compensation tables and narrative disclosure carefully to understand the design of our named executive officer compensation program. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory and, therefore, not binding on us, the ECC or our Board. However, the say-on-pay vote will provide us information regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the ECC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our ECC value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation, we will consider our stockholders’ concerns and the ECC will evaluate whether any actions are necessary to address those concerns. See section “Stockholder Engagement” of this Proxy Statement for more information on our recent stockholder engagement activities.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR the approval of Proposal No. 2.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 2. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes will have no effect on the outcome.

Marvell Technology, Inc. 2022 Proxy Statement	20

PROPOSAL NO. 3
APPROVAL OF AMENDMENT
TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN
The Company’s 2000 Employee Stock Purchase Plan was originally adopted by the Board in June 2000 and subsequently approved by the stockholders of the Company. On May 7, 2003, the Board approved an amendment to the plan (as amended and restated in 2003 (the “ESPP”)) to provide that the annual increase in shares reserved for issuance be equal to the lesser of (a) 2,000,000 shares or (b) 1.5% of the outstanding shares of capital stock of the Company on such date, which amendment was subsequently approved by the stockholders of the Company (the “Evergreen Provision”). This Evergreen Provision was then adjusted due to certain stock splits in February 2004 and February 2006 to be equal to the lesser of (a) 8,000,000 shares or (b) 1.5% of the outstanding shares of capital stock of the Company on such date.
On March 1, 2022, the Board approved an amendment to remove the term of the plan, which expires June 2023, and to remove the Evergreen Provision (which is no longer needed because there are a sufficient number of shares currently reserved under the ESPP) from the ESPP, which amendment is subject to approval by the stockholders of the Company at the 2022 Annual Meeting of Stockholders (the “Amended ESPP”).
The Board of Directors believes that the Amended ESPP is an important factor in attracting, motivating and retaining qualified officers and employees essential to the success of the Company.
The text of the Amended ESPP was filed with the Securities and Exchange Commission as Appendix A to this Proxy Statement and a copy of the Amended ESPP will be made available to any stockholder upon written request.
The following summary of the Amended ESPP does not purport to be complete. It is subject to and qualified in its entirety by the specific language of the Amended ESPP.
Eligibility
Any employee of the Company or any of its subsidiaries which has been designated by the Board as a participating employer under the ESPP are eligible to participate in the Amended ESPP as long as the employee is employed by the Company or the subsidiary prior to the offering date, is customarily employed for at least 20 hours per week and is customarily employed for at least five months each year. No employee shall be granted a right to purchase shares under the Amended ESPP if, immediately after such grant, such employee would own or hold options to purchase stock of the Company or of any parent corporation or subsidiary corporation possessing 5% or more of the total combined voting power or value of all classes of stock of such corporation or if and to the extent that, his or her rights to purchase stock under all of our employee stock purchase plans accrue at a rate that exceeds $25,000 worth of stock per calendar year. As of January 29, 2022, (x) all executive officers were eligible to participate in the ESPP and continue to be eligible under the Amended ESPP; and (y) approximately 6,365 employees were eligible to participate in the ESPP and continue to be eligible to participate in the Amended ESPP.
Purchase of Shares
The Amended ESPP permits eligible employees to purchase shares of Common Stock through payroll withholding. Each offering period commencing under the Amended ESPP is 24 months and is divided into four consecutive six-month purchase periods. At the end of each purchase period, shares are issued based on payroll deductions accumulated during that period not to exceed 15% of the employee’s base compensation, which will include regular straight-time gross earnings and exclude overtime, shift premiums, incentive compensation or payments, bonuses, and commissions. The purchase price per share at which the shares of the Common Stock are sold under the Amended ESPP generally will be equal to 85% of the lesser of the fair market value of the Common Stock on (a) the first day of the offering period or (b) the purchase date. No participant may purchase more than 30,000 shares of the Common Stock in any offering and 7,500 shares on any purchase date, or shares having a fair market value exceeding $25,000 in any calendar year. A participant may withdraw from an offering at any time without affecting his or her eligibility to participate in future offerings. If the fair market value of the shares at the end of an offering period, other than the final purchase period of any offering, is less than the fair market value of the shares on the first day of such offering, then every participant in the offering will automatically (x) be withdrawn from the offering at the close of such purchase period and (z) be enrolled in the offering commencing on the first business day subsequent to such purchase period.
Administration
The Amended ESPP is administered by Executive Compensation Committee. As of January 29, 2022, a total of 2,368,730 shares had been purchased under the ESPP and 46,150,352 remained available for purchase. The closing market price for the Common Stock on the Nasdaq National Market on January 28, 2022 (the last business day prior to our fiscal year-end) was $66.32.
Amendments
Either the Board or the Executive Compensation Committee may at any time amend or terminate the Amended ESPP except that stockholder approval is required to increase the number of shares authorized for issuance under the Amended ESPP and to make other material changes to the plan. As in the ESPP, the Amended ESPP does permit the Board to designate certain affiliated corporations whose employees may participate without stockholder approval. In addition, except as required by law or regulation, no amendment to the Amended ESPP may adversely affect the purchase rights previously granted a participant under the ESPP or the Amended ESPP without such participant’s consent.

Marvell Technology, Inc. 2022 Proxy Statement	21

Summary of Federal Income Tax Consequences of the Amended ESPP
The following summary is intended only as a general guide as to the federal income tax consequences under current law of options granted pursuant to the Amended ESPP and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.
A participant recognizes no taxable income either as a result of commencing participation in the Amended ESPP or purchasing shares of Common Stock under the terms of the Amended ESPP.
If a participant disposes of shares purchased under the Amended ESPP within two years from the first day of the applicable offering period or within one year from the date of purchase (a “disqualifying disposition”), the participant will recognize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, otherwise it will be short-term.
If the participant disposes of shares purchased under the Amended ESPP more than two years after the first day of the applicable offering period and more than a year after the date of purchase, the participant will recognize ordinary income in the year of disposition equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition over the purchase price or (b) 15% of the fair market value of the shares on the first day of the applicable offering period. The amount of any ordinary income will be added to the participant’s basis in the shares and any additional gain recognized upon the disposition after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.
The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition. In all other cases, no deduction is allowed to the Company.
Number of Shares Purchased by Certain Individuals and Groups
Participation in the Amended ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of contributions of eligible compensation. Further, the number of shares that may be purchased under the Amended ESPP is determined, in part, by the price of our shares on the start of an offering period and a purchase date.
Accordingly, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes only, the following table sets forth (a) the number of shares that were purchased during fiscal 2022 under the ESPP, and (b) the weighted average per share purchase price paid for such shares, for each of our named executive officers, all current executive officers as a group, and all other employees who participated in the ESPP as a group. Our non-employee directors are not eligible to participate in the ESPP. Our executive officers have an interest in the approval of the Amended ESPP by our stockholders because they are eligible to participate in the Amended ESPP. Non-employee members of the Board are not eligible to participate in the Amended ESPP.
Name	Title	Price(1) ($)	Shares (#)
Matthew J. Murphy	President and Chief Executive Officer	37.13	572
Raghib Hussain	President, Products and Technologies	37.13	572
Jean Hu	Chief Financial Officer	37.13	572
Mitchell L. Gaynor	Chief Administration and Legal Officer and Secretary	37.13	572
Daniel W. Christman	Executive Vice President, Storage Products Group	37.13	572
Executive officers as a group(2)		38.14	4,820
Employees excluding executive officers as a group		31.95	2,365,870

(1)
Weighted average price per share.

(2)
Includes all executive officers listed in section “Executive Officers of the Company” of this proxy statement.

Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR the approval of Proposal No. 3.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 3. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes will have no effect on the outcome.

Marvell Technology, Inc. 2022 Proxy Statement	22

PROPOSAL NO. 4
APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending January 28, 2023.
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte has been our auditors and independent registered public accounting firm for our financial statements since February 22, 2016. Representatives of Deloitte are expected to be present at the Annual Meeting, and they will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from stockholders.
Fees for Fiscal 2021 and Fiscal 2022
In addition to retaining Deloitte to audit the consolidated financial statements for fiscal 2022, we retained Deloitte to provide certain other professional services in fiscal 2022. Fees for fiscal year 2022 are higher than prior fees due to substantial M&A activity during this year. The audit fees billed and expected to be billed by Deloitte for the indicated fiscal years and the fees billed for all other services rendered during the indicated fiscal years are as follows:
Type of Fee	Fiscal 2022 ($)	Fiscal 2021 ($)
Audit fees(1)	5,062,677	4,082,695
Audit-related fees(2)	4,838,818	1,040,823
Tax fees(3)	736,299	444,003
All other fees(4)	1,215,359	111,458
Total Fees	11,853,153	5,678,979

(1)
Includes fees for audit services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

(2)
Includes fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including procedures to support statutory requirements, and certain due diligence related to acquisitions.

(3)
Includes fees for tax compliance and advice and foreign tax matters.

(4)
Includes fees for all other non-audit services, including permissible business and advisory consulting services and a subscription to an accounting regulatory database

Policy on Pre-Approval and Procedures
The engagement of Deloitte for non-audit accounting and tax services performed for us is limited to those circumstances where these services are considered integral to the audit services that Deloitte provides or in which there is another compelling rationale for using its services.
Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages Deloitte require pre-approval by the Audit Committee, and all services reported in the table above were pre-approved accordingly. In June 2019, the Audit Committee approved a policy that allows the chair of the Audit Committee to pre-approve non-audit services to be provided by Deloitte without further approval of the full committee, on a case-by-case basis, provided that the fees and expenses for such services do not exceed $500,000 per engagement and that all such pre-approvals are communicated to the full committee at its next scheduled meeting.
Board Recommendation and Required Vote
Our Board unanimously recommends that you vote FOR Proposal No. 4.
Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR the appointment of Deloitte. Assuming the presence of a quorum, the required vote to approve the proposal is the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. Abstentions will have the same effect as an “against” vote, and broker non-votes (unless the broker, bank or other nominee exercised discretionary authority to vote on such proposal) will have no effect on the outcome. In the event that the stockholders do not ratify the selection of Deloitte at the Annual Meeting, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Marvell Technology, Inc. 2022 Proxy Statement	23

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended January 29, 2022. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.
The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has reviewed and discussed the audited financial statements with Deloitte including such items as are required to be discussed by the applicable standards of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received from the independent registered public accounting firm, Deloitte, the written disclosures and the letter required by the Public Company Accounting Oversight Board, and the Audit Committee has discussed with Deloitte the independence of the independent registered public accounting firm.
After review of the discussions and written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022. The Audit Committee appointed Deloitte as our independent registered public accounting firm for the year ending January 28, 2023, subject to our stockholders approving such appointment at the 2022 Annual Meeting.
The Audit Committee of the Board
Michael Strachan, Chair
Brad Buss
Marachel Knight

Marvell Technology, Inc. 2022 Proxy Statement	24

EXECUTIVE OFFICERS OF THE COMPANY
The following table shows information about our executive officers as of the Record Date:
NAME	TITLE	AGE
MATTHEW J. MURPHY	President and Chief Executive Officer	49
RAGHIB HUSSAIN	President, Products and Technologies	50
JEAN HU	Chief Financial Officer	58
MITCHELL L. GAYNOR	Chief Administration and Legal Officer and Secretary	62
DANIEL W. CHRISTMAN	Executive Vice President, Storage Products Group	50
DEAN E. JARNAC	Executive Vice President, Worldwide Sales	49
CHRIS KOOPMANS	Chief Operations Officer	45
DR. LOI NGUYEN	Executive Vice President, Optical and Copper Connectivity Group	62
NARIMAN YOUSEFI	Executive Vice President, Automotive, Coherent DSP and Switch Group	59
Biographical information for each of the above-named officers is set forth below.
Matthew J. Murphy. Mr. Murphy’s biography is included with the other members of the Board above.
Raghib Hussain has served as Marvell’s Executive Vice President for the Networking and Processors Group and Chief Strategy Officer from July 2018 to April 2021, and was promoted to President, Products and Technologies in April 2021. Prior to joining Marvell in 2018, Raghib served as the Chief Operating Officer of Cavium, Inc. (“Cavium”), a company he co-founded in 2000. Prior to launching Cavium, he held engineering roles at both Cisco Systems, Inc. and Cadence, Inc., and helped found VPNet Technologies, Inc., an enterprise security company. Raghib serves on the board of directors of Cirrus Logic, Inc. Raghib earned a Bachelor of Science in Computer Systems Engineering from NED University in Karachi, Pakistan, and a Master of Science in Computer Engineering from San Jose State University. He holds 40 patents in the fields of networking and security.
Jean X. Hu has served as Marvell’s Chief Financial Officer since August 2016. She joined Marvell from QLogic Corporation, a manufacturer of networking server and storage networking connectivity and application acceleration products, where she was SVP and CFO from 2011 to 2016. She also served as Acting CEO at QLogic from May 2013 to February 2014 and from August 2015 to August 2016. From 2004 to 2011, she held several senior positions at Conexant Systems, Inc., including CFO, Treasurer and SVP of Business Development. Presently, Jean is a member of the Board of Directors of Fortinet Inc. Jean earned a Ph.D. in Economics from Claremont Graduate University and a Bachelor of Science in Chemical Engineering from Beijing University of Chemical Engineering.
Mitchell L. Gaynor has served as Chief Administration and Legal Officer and Secretary of Marvell since April 2017, having previously served as Marvell’s Executive Vice President, Chief Legal Officer and Secretary since May 2016. Prior to joining Marvell, from 2011 to 2015 he served as Executive Vice President, General Counsel and Secretary at Juniper Networks, Inc. (“Juniper”), a developer and marketer of networking products. In addition, while at Juniper he held a variety of executive roles including Senior Vice President, General Counsel and Secretary from February 2008 to February 2011 and Vice President, General Counsel, and Secretary from February 2004 to February 2008. Prior to Juniper, he served as Vice President and General Counsel at Portal Software, Inc. from 1999 to 2004 and in senior legal roles at Sybase, Inc. from 1993 to 1999, including General Counsel from 1997 to 1999. Mitch began his legal career at Brobeck, Phleger and Harrison, LLP in 1984. He holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a Bachelor of Arts in History from the University of California, Berkeley.
Daniel W. Christman has served as Executive Vice President of Marvell’s Storage Products Group since January 2017. Dan joined Marvell in 2016 as Executive Vice President of Strategic Planning. From March 2015 through August 2016, Dan served as Chief Marketing Officer at ESS Technology, a manufacturer of computer multimedia products, where he was responsible for product roadmaps and strategy, as well as marketing and global customer relationships. Prior to that time, Dan spent 17 years at Maxim, which designs, manufactures and sells analog and mixed signal integrated circuits, in various executive and general management roles, most recently he served as Maxim’s Vice President and General Manager of the Human Interface Business Unit from 2011 through 2015. Dan earned a Bachelor of Science in Electrical Engineering from Rensselaer Polytechnic Institute and a Bachelor of Science in Physics from State University of New York Oneonta and is a graduate of the Stanford Executive Program.
Dean E. Jarnac has served as Marvell’s Executive Vice President of Worldwide Sales since March 2021 and prior to that he served as Marvell’s Senior Vice President of Worldwide Sales from August 2019 to March 2021. He previously served as Marvell’s Vice President of North America Sales and Global Distribution from April 2017 to August 2019. Prior to joining Marvell, he served as the Vice President, America Sales at Samsung Electro-Mechanics, a multinational electronic component company, from August 2016 until April 2017 and as Director, Strategic Sales at Broadcom from January 2015 until July 2016. Prior to 2015 he held positions of increasing sales responsibility at Freescale Semiconductor, Inc., Altera Corporation and Advanced Micro Devices, Inc. He graduated from Purdue University with a degree in Computer and Electrical Engineering and holds a Master of Business Administration from Boston University.

Marvell Technology, Inc. 2022 Proxy Statement	25

Chris Koopmans has served as Marvell’s Chief Operations Officer since March 2021. Prior to becoming Chief Operations Officer, Mr. Koopmans served as Executive Vice President of Business Operations from 2018 to 2019 and Executive Vice President of Marketing and Business Operations from 2019 to 2021, where he led corporate transformation strategies and programs, in addition to global corporate marketing. From 2016 to 2018, Mr. Koopmans led Marvell’s Networking and Connectivity Business Group, and from June 2016 to December 2016 Mr. Koopmans led Global Sales and Marketing. Prior to joining Marvell in 2016, Mr. Koopmans served as Vice President and General Manager of Service Provider Platforms at Citrix Systems, where he drove the company’s strategy for the communications service-provider market. Mr. Koopmans joined Citrix with the acquisition of ByteMobile in 2012, a company he had co-founded and served as Chief Operations Officer. Chris earned a Bachelor of Science in Computer Engineering from the University of Illinois and was subsequently awarded a National Science Foundation Graduate Research Fellowship.
Dr. Loi Nguyen has served as Marvell’s Executive Vice President, Optical and Copper Connectivity Group since April 2021. He served as a founder and Vice President of Inphi Corporation from November 2000 until it was acquired by the Company in April 2021. From 1984 to 1988, Dr. Nguyen worked at the Honeywell Physical Sciences Center in Bloomington, Minnesota, while writing his graduate thesis on the development of GaAs devices. Dr. Nguyen holds seven U.S. patents and is an author of more than 50 scientific publications. He has served on technical committees of the IEEE International Electron Devices Meetings, the IEEE Device Research Conference and the IEEE International Solid State Devices Meetings. Dr. Nguyen holds Bachelor of Science and Ph.D. degrees in electrical engineering from Cornell University and a Master of Business Administration from the Anderson School of Management at UCLA.
Nariman Yousefi has served as Marvell’s Executive Vice President, Automotive, Coherent DSP and Switch Group since April 2021. Prior to the Company’s acquisition of Inphi Corporation, and from December 2016 to April 2021 he served as Senior Vice President of Inphi’s Coherent DSP Business Group. Prior to joining Inphi, Nariman served as the Chief Executive Officer and President of Clariphy Communications. Prior to joining Clariphy, Nariman was a founding member and senior executive at Broadcom Corporation’s Networking Group, where he oversaw product development from inception to market leadership. While at Broadcom, he held multiple executive roles including Senior Vice President and General Manager of the Enterprise Networking Group and Senior Vice President of Infrastructure Technologies. Prior to joining Broadcom, Nariman held engineering management positions with Standard Microsystems and Western Digital Corporation. Nariman studied electrical engineering at the University of California, Davis and received a Bachelor of Science in Electrical Engineering from the University of Pacific and a Master of Science in Electrical Engineering from the University of Southern California.

Marvell Technology, Inc. 2022 Proxy Statement	26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares as of January 29, 2022, except as noted otherwise, for:
▪
Each person or entity who is known by us to own beneficially more than 5% of our outstanding shares;

▪
Each of our directors and nominees for director;

▪
Each of our named executive officers in the Summary Compensation Table of this proxy statement; and

▪
All persons who were directors or executive officers as of January 29, 2022, as a group.

Name	Marvell Stock Beneficially Owned(1)
	Number	Percent**
5% Stockholders:
FMR LLC(2) 245 Summer Street Boston, MA 02210	120,730,498	14.26%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	70,757,622	8.36%
The Vanguard Group(4) 100 Vanguard Blvd Malvern, PA 19355	62,734,085	7.41%
Directors and Named Executive Officers:
Richard S. Hill, Chair of the Board(5)	56,651	*
Matthew J. Murphy, Director, President and Chief Executive Officer(6)	591,886	*
Tudor Brown, Director(5)	25,890	*
Brad Buss, Director(5)	70,869	*
Edward Frank, Director(7)	45,923	*
Marachel Knight, Director(8)	6,431	*
Bethany Mayer, Director(5)	27,247	*
Michael Strachan, Director(9)	50,298	*
Robert Switz, Director(10)	61,676	*
Ford Tamer, Director(11)	822,327	*
Raghib Hussain, President, Products and Technologies(12)	959,228	*
Jean Hu, Chief Financial Officer(5)	171,604	*
Mitchell Gaynor, Chief Administration and Legal Officer and Secretary(5)	109,539	*
Dan Christman, EVP Storage Products Group(13)	138,509	*
All current directors and executive officers as a group (18 persons)(14)	3,805,740	*

*
Less than one percent.

**
The percentage of beneficial ownership for the following table is based on 846,679,848 Marvell shares issued and outstanding as of the date of this table.

(1)
Unless otherwise indicated, to our knowledge, all persons listed have sole voting and investment power with respect to their Marvell stock, except to the extent authority is shared by spouses under applicable law. The number of Marvell shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those Marvell shares with respect to which the stockholder has sole or shared voting or investment power and any Marvell shares that the stockholder has a right to acquire within 60 days after the date of this table through the exercise of any Marvell Option, warrant or other right. The percentage ownership of the outstanding Marvell stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted Marvell options or warrants into Marvell stock. Unless otherwise noted, the amounts shown are based on information furnished by the people named.

(2)
Holdings for FMR and Abigail Johnson are as of December 31, 2021 and are based solely on information on Schedule 13G/A filed with the SEC on February 9, 2022. As disclosed therein, FMR reports sole voting power over 18,606,414 Marvell stock and sole dispositive power over 120,730,498 Marvell shares, while Ms. Johnson reports sole dispositive power over 120,730,498 Marvell shares. According to the Schedule 13G/A, neither FMR nor Ms. Johnson has sole power to vote or direct the voting of Marvell shares owned directly by various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Board of Trustees.

(3)
Holdings for BlackRock are as of December 31, 2021 and are based solely on information on Schedule 13G filed with the SEC on February 4, 2022. As reported therein, BlackRock reports sole voting power over 61,853,211 Marvell shares and sole dispositive power over 70,757,622 Marvell shares.

Marvell Technology, Inc. 2022 Proxy Statement	27

(4)
Holdings for Vanguard Group are as of December 31, 2021 and are based solely on information on Schedule 13G/A filed with the SEC on February 10, 2022. As reported therein, Vanguard Group reports shared voting power over 695,860 Marvell shares, sole voting power over 61,031,469 shares, sole dispositive power over 62,734,085 Marvell shares, and shared dispositive power over 1,702,616 Marvell shares.

(5)
Includes 0 Marvell RSUs and 0 Marvell Options scheduled to vest within 60 days after the date of this table and 0 vested Marvell Options.

(6)
All Marvell shares are held by the Matthew and Laura Murphy Family Trust UTD 7/10/2007 of which Mr. Murphy and his spouse are the trustees.

(7)
Includes 14,747 Marvell shares held by the Whitton Anne Frank 2015 Heritage Trust, of which Mr. Frank is the trustee, for the benefit of a member of his immediate family, 14,747 Marvell shares held by the Naomi Mantor Frank 2015 Heritage Trust, of which Mr. Frank is the trustee, for the benefit of a member of his immediate family, and 16,429 Marvell shares held directly by Mr. Frank.

(8)
Shares held in trust for which Ms. Knight is the sole beneficiary and sole trustee.

(9)
Includes 29,608 Marvell shares held by the Strachan Revocable Trust DTD 1/26/01 of which Mr. Strachan is a trustee and beneficiary; 12,860 Marvell shares held by Mr. Strachan’s IRA; and 7,830 Marvell shares held by his spouse’s IRA.

(10)
Shares held by the Robert E Switz Trust of which Mr. Switz is a trustee and in IRA accounts for Mr. Switz and his wife.

(11)
Includes 443,193 Marvell shares held by the Fouad and Roula Tamer Revocable Trust dated 04/01/2004, of which Mr. Tamer is a trustee, for the benefit of a member of his immediate family and 379,134 Marvell shares held directly by Mr. Tamer.

(12)
Includes 88,081 Marvell shares held in trusts for the benefit of Mr. Hussain’s family members and 655,878 Marvell shares held directly by Mr. Hussain. Includes 16,269 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table. Includes 189,000 vested Marvell options.

(13)
Includes 135,203 Marvell shares held by the Christman Family Trust, U/A DTD dated 02/02/2011, of which Mr. Christman is a trustee, for the benefit of a member of his immediate family and 3,306 Marvell shares held directly by Mr. Christman.

(14)
Includes 52,901 Marvell RSUs and 0 Marvell options scheduled to vest within 60 days after the date of this table. Includes 189,000 vested Marvell options. Does not include stock underlying outstanding restricted stock units subject to performance-based vesting requirements.

Marvell Technology, Inc. 2022 Proxy Statement	28

DELINQUENT SECTION 16(a) REPORTS
Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, our officers, directors, and persons who beneficially own more than 10% of our shares are required to file with the SEC reports of stock ownership and change in ownership. Based solely on our review of such reports filed with the SEC, and representations from such reporting persons, during the fiscal year ended January 29, 2022, we believe that our officers, directors and greater than 10% stockholders filed all reports required by Section 16(a) timely, except that one Form 4 for Mr. Tamer was filed late, two Form 4s for Dr. Frank were filed late, and three Form 4s for each of Messrs. Nguyen and Yousefi were filed late. Forms for Messrs. Tamer, Nguyen and Yousefi were filed late due to tax payments that were not reported at the time of the Inphi Corporation acquisition and with respect to Messrs. Nguyen and Yousefi due to systems errors in connection with the conversion of stock related to the acquisition of Inphi Corporation. Two Form 4s were filed late on behalf of Dr. Frank because he was not informed of certain purchases made by an independent investment advisor in a timely manner.

Marvell Technology, Inc. 2022 Proxy Statement	29

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes compensation paid to the following named executive officers for fiscal year 2022, which began on January 31, 2021 and ended on January 29, 2022:
▪
Matthew J. Murphy, Director, President and Chief Executive Officer

▪
Raghib Hussain, President, Products and Technologies

▪
Jean Hu, Chief Financial Officer

▪
Mitchell Gaynor, Chief Administration and Legal Officer and Secretary

▪
Dan Christman, Executive Vice President, Storage Products Group

Executive Summary
Fiscal 2022 Highlights
Changes to Our Executive Compensation Program for Fiscal 2022
In fiscal 2022, in order to further align the interests of our executive officers with those of the Company’s stockholders and enhance the competitiveness of our executive compensation program, the ECC made the following changes to the executive compensation program:
▪
Increased the percentage of equity granted in performance-based awards from 55% to 60% for the CEO and from 50% to 55% for other executive officers.

▪
Amended our clawback policy to cover all executive officers and to include both cash and certain types of equity awards.

▪
After a review of the peer group data, we increased the salaries of our named executive officers.

▪
The three main performance metrics for the Annual Incentive Plan remained unchanged and include revenue, non-GAAP gross margin and non-GAAP operating income margin, but the percentages applicable to each component were revised as stated below. These changes were made due to the evolution of our business and mix of stockholders in order to increase the relative priority and importance of revenue and operating income growth relative to gross margin. In addition, we removed the non-GAAP earnings target threshold that had to be satisfied before any payout could be achieved with respect to the three main targets. This last provision had been in the plan to meet certain prior requirements of IRS rule 162(m) which had been changed several years ago. The Committee decided to remove it as it was obsolete and unnecessary.

Metric	Weighting FY21	Weighting FY22
Revenue	30%	45%
Non-GAAP gross margin	30%	25%
Non-GAAP operating income margin	40%	30%

Marvell Technology, Inc. 2022 Proxy Statement	30

Executive Compensation Framework: What We Do and What We Don’t Do
The Company’s executive compensation framework includes the following policies and practices, each of which reinforces our executive compensation objectives:
WHAT WE DO
We emphasize the use of performance-based incentives (e.g., approximately 60% (CEO) and 54% (other NEOs) of compensation is to be earned based on the achievement of performance goals).
The ECC retains the services of an independent executive compensation consultant who provides services directly to the ECC.
We regularly review the peer group we use for compensation comparisons to confirm it remains appropriate based on our revenue and market capitalization and competition for talent.
We have stock ownership guidelines for our executive officers and non-employee directors.
We have a “claw back” policy with respect to recoupment of executive officer cash and certain types of equity incentives in the event of a financial restatement.
Our ECC reviews the risk profile of our compensation plans annually.
We conduct an annual say-on-pay vote and regularly engage with stockholders to get their feedback.
We impose limits on maximum incentive payouts.
WHAT WE DON’T DO
We do not allow our directors, officers, and employees to engage in hedging or monetization transactions, including derivative transactions, short sales, or transactions in publicly traded options.
We do not provide for “golden parachute” excise tax-gross-ups.
We do not pay dividends or dividend equivalents on our unvested restricted stock units or on vested awards where the settlement has been deferred.
We do not provide material perquisites.
We do not guarantee payment under our AIP or our performance-based equity awards.
We do not have special supplemental retirement plans for our executive officers.

Marvell Technology, Inc. 2022 Proxy Statement	31

Overview of Executive Compensation
Our executive compensation program, as overseen by the ECC, is designed to implement our pay for performance philosophy. To support the Company’s continued transformation and advancement, our compensation program directly links our financial and operational performance to the short-term and long-term incentives we use to reward our executives. Our program has been designed to provide a strong pay for performance alignment by delivering a target mix of fixed and variable compensation oriented towards performance that will drive the creation of stockholder value, putting a substantial portion of each executive’s target total direct compensation “at risk.” For purposes of the below pie charts, the value at target of the performance-based equity grants was calculated using the market value on the date of grant.

Compensation Philosophy and Objectives
The Company’s compensation philosophy is to pay for performance with the primary intention of creating long term value for our stockholders. To achieve this, our executive compensation program is based on the following objectives:
▪
Market Competitive: Provide a market-competitive level of total compensation opportunity that reflects the individual executive officer’s role and ability to impact business performance;

▪
Performance-Based: Establish an explicit link between compensation and both overall business results and stockholder returns over short-and long-term periods;

▪
Long-Term Focused: Promote a long-term focus for our executive officers through incentive compensation that vests over multiple years; and

▪
Aligned with Stockholders: Align the interests and objectives of our executive officers and employees with furthering our growth and creating stockholder value through the use of equity awards.

Advisory Vote on Executive Compensation (“Say on Pay”)
We hold an advisory vote to approve named executive officer compensation on an annual basis. At our 2021 Annual Meeting, we received support from approximately 89% of the votes cast on the proposal for our fiscal 2021 named executive officer compensation. In light of the strong support, the ECC did not make any changes to the executive compensation program directly as a result of the vote. See section “Stockholder Engagement” of this Proxy Statement for more information on our recent stockholder engagement activities.
Determining Compensation for Our Named Executive Officers
The Role of the ECC
The ECC oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The ECC members are independent members of the Board, as determined under the rules of Nasdaq and the SEC.
As part of its responsibilities, the ECC conducts an annual review of the base salary, target cash incentive opportunities and equity awards for our named executive officers and determines and approves their compensation packages and payouts. The ECC was assisted in this review in fiscal 2022 by its compensation consultant, and by senior members of the Company’s human resources and legal departments.
The Role of the Compensation Consultant
Under its charter and in accordance with SEC and Nasdaq rules, the ECC has the authority to directly select and retain the services of its own compensation consultant who reports to the committee’s chair. During fiscal 2022, the ECC engaged the services of Compensia as its compensation consultant. During fiscal 2022, Compensia did not provide services to the Company other than services to the ECC, and Compensia worked with the Company’s management, as directed by the ECC, only on matters for which the ECC is responsible (except that the ECC requested that Compensia provide some assistance to the N&G Committee regarding its review of director compensation). The ECC

Marvell Technology, Inc. 2022 Proxy Statement	32

has reviewed and is satisfied with the qualifications, performance, and independence of Compensia. The ECC retains its compensation consultant to provide information, analysis, and advice regarding executive compensation; however, the ECC makes all decisions regarding the compensation of our executive officers.
Compensia attended meetings of the ECC during fiscal 2022, and provided the following services:

▪
Reviewed the Company’s peer group for executive compensation purposes and provided recommendations with respect to the composition of the peer group;

▪
Evaluated the competitive positioning of base salaries, annual incentive, and long-term incentive compensation relative to our peer companies to support decision-making with respect to each executive officer;

▪
Advised on target award levels within the annual incentive and long-term incentive programs and, as needed, on actual compensation actions;

▪
Reviewed the Company’s historical and projected equity utilization practices relative to market levels;

▪
Reviewed change in control and any executive severance plans or agreements;

▪
Assessed whether our compensation programs might encourage excessive or inappropriate risk taking that could have a material adverse effect on us and assisted with considering risk mitigation policies, such as our stock ownership guidelines; and

▪
Assisted with the preparation of the Compensation Discussion and Analysis for the 2021 proxy statement.

The Role of Management
One key objective of our executive compensation program is to align the program with stockholders’ interests and our business strategy. To gain insight on day-to-day operations and what rewards and incentives would be most effective to achieve this alignment, the ECC may receive input from the Company’s senior management. During the fiscal year, the ECC also consulted with senior members of the Company’s human resources and legal departments when formulating compensation plans, and members of those groups attended the ECC meetings. While the ECC seeks the input of management in its compensation deliberations, the ECC regularly meets in executive session without any members of management present, and no executive officer participates in the ECC’s deliberations over the amount of his or her own individual compensation (although the Chief Executive Officer and Chief Administration and Legal Officer and Secretary participated in discussions regarding the design and targets of our compensation programs).
The Role of the Chief Executive Officer
Mr. Murphy meets with the ECC at its request and makes compensation recommendations for the senior executives who report to him but does not make a recommendation with respect to his own compensation. The senior executives are not present at the time such recommendations are discussed. Mr. Murphy’s recommendations are based in part upon the compensation information gathered by the ECC’s compensation consultant and the Company’s human resources professionals. Mr. Murphy shares with the ECC his evaluation of each senior executive’s performance and contributions. The ECC considers each senior executive’s scope of responsibilities and experience, and balances these against competitive compensation levels, including retention requirements and succession potential.
The Role of Peer Groups and Benchmarking — Market Analysis
The ECC considers relevant market pay practices when setting executive compensation. In September 2020, Compensia recommended, and the ECC approved, the compensation peer group for the fiscal 2022. In selecting peer companies, the following best practices criteria are used to identify a group of industry and labor market competitors, including:
▪
Ownership/Industry: Independent, publicly-traded, U.S.-based, semiconductor industry companies (fabless, to the extent available); secondary industry sectors include software, hardware and communications

▪
Revenue: 0.5x – 2.5x Marvell

▪
Market Capitalization: 0.25x – 4.0x Marvell

▪
Refinement Considerations: revenue growth, profitability and competition for employees

Marvell Technology, Inc. 2022 Proxy Statement	33

Ideally, Marvell would be positioned near the median for both revenue and market cap.; however, this has been challenging due to the limited number of similarly sized semiconductor industry companies and Marvell’s high market capitalization to revenue multiple (i.e., Marvell is positioned below median on revenue and above median on market cap). Based on a review of the peer group relative to the selection criteria, there were no changes to the peer group from the prior fiscal year other than the removal of Cypress Semiconductor which was acquired by Infineon in April 2020. The 19 peer companies and their last four quarters revenue and 30-day average market capitalization as of August 30, 2020, were as follows:
Advanced Micro Devices	Maxim Integrated Products	Seagate Technology
Analog Devices	Microchip Technology	Skyworks Solutions
Cadence Design Systems	NetApp	Synopsys
F5 Networks	ON Semiconductor	Teradyne
Juniper Networks	Palo Alto Networks	Xilinx
Keysight Technologies	Qorvo	Skyworks Solutions
KLA-Tencor
Percentile	Revenue ($MM)	Market Cap ($MM)
75th Percentile	5,499	30,312
50th Percentile	4,121	23,644
25th Percentile	3,133	13,176
Marvell*	2,801	23,530
*Information for Marvell is being provided for comparison purposes and reflects the last 4 quarters ending August 3, 2020.
Elements of Compensation
Our fiscal 2022 executive compensation program consisted of four primary elements: base salary, short-term incentives, long-term incentives, and employee benefits.
Annual Base Salary
Base salary represents the fixed component of our executive compensation program. Base salaries are provided to:
▪
Recognize expertise, skills, knowledge, and responsibilities of our executives; reward individual performance and contribution to our overall business goals; and

Marvell Technology, Inc. 2022 Proxy Statement	34

▪
Attract and retain executive talent by providing competitive fixed amounts.

Annual Incentive Plan
Our short-term cash incentive program, the Annual Incentive Plan (“AIP”), is designed to:
▪
Provide additional focus on the achievement of annual company goals;

▪
Align total cash compensation with actual Company performance;

▪
Provide competitive total target cash compensation levels to attract and retain executive talent; and

▪
Reward our executives for the achievement of Company goals.

Long-Term Incentive Equity Awards
For fiscal 2022, our long-term incentive compensation (“LTI”) was granted in the form of time- and performance-based equity awards designed to:
▪
Attract and retain critical executive talent by providing a competitive earnings opportunity through our LTI program;

▪
Align the interests of our executives and our stockholders;

▪
Focus our executives on achieving and sustaining longer-term business results; and

▪
Reward and differentiate superior Company and executive performance.

Benefits and Perquisites
Our named executive officers are eligible to participate in our life, health and welfare benefit programs and our tax-qualified Section 401(k) plan on the same terms and conditions as our other salaried employees. We provide a life insurance benefit to all salaried employees, including our named executive officers, at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75. We offer all employees, including our named executive officers, the ability to purchase our common shares at a discount under our ESPP (except in Vietnam where we do not offer this plan).
Other than the benefits described above, our named executive officers did not receive any material employee benefits or material perquisites in fiscal 2022.
Executive Compensation Program for Fiscal 2022
As part of its responsibilities, the ECC conducts an annual review of the base salary, target cash incentive opportunities and equity awards made to our named executive officers and determines and approves their compensation packages and payouts.
The ECC reviews the practices of members of the peer group to better understand and assess the competitiveness of the compensation that the Company pays to its executives, both with respect to each compensation element and the overall compensation package. The ECC uses this information in its determinations and assessments but does not determine compensation strictly by benchmarking to the peer group. At the beginning of fiscal 2022, the ECC reviewed our executive compensation program, both in the context of our pay-for-performance philosophy and from a market perspective and set the total direct compensation for our named executive officers for fiscal 2022 taking into account individual performance, experience, criticality and retention for each executive.
Base Salary
The ECC retains the discretion to increase or decrease the base salaries for our executives from time to time. In fiscal 2022, the ECC increased based salaries for the named executive officers as noted below. The ECC determined that these adjustments were appropriate considering each individuals’ performance in the prior fiscal year and after a review of the relevant market data.
Executives	Fiscal 2022 Base Salary ($) (in 000’s)	Fiscal 2021 Base Salary ($) (in 000’s)	Change (%)
Matthew J. Murphy	1,000	950	5%
Raghib Hussain	600	575	4%
Jean Hu	575	550	5%
Mitchell Gaynor	530	520	2%
Dan Christman	480	460	4%
Annual Incentive Plan (AIP)
Target Cash Incentive Opportunities
At the beginning of fiscal 2022, the ECC reviewed the design of the AIP, including a review of the target cash incentive opportunities established for each of the roles and a comparison of those percentages to the percentage target opportunity for similar roles in the applicable peer

Marvell Technology, Inc. 2022 Proxy Statement	35

companies. The ECC made no changes to the target cash incentive opportunities (expressed as a percentage of base salary) for the named executive officers in fiscal 2022.
Executives	Base Salary ($) (in 000’s)	Target Annual Cash Incentive (%)	Target Annual Cash Incentive ($) (in 000’s)
Matthew J. Murphy	1,000	150%	1,500
Raghib Hussain	600	100%	600
Jean Hu	575	100%	575
Mitchell Gaynor	530	90%	477
Dan Christman	480	90%	432
AIP Design — Corporate Performance Measures
The AIP is a cash incentive program that is designed to provide additional focus on the achievement of Company goals, align target total cash compensation with actual Company performance, provide competitive total cash targets to attract and retain executive talent, and reward our executives for the achievement of Company goals. Under the AIP the Company’s executive officers are eligible to earn cash incentives based upon the achievement of pre-established performance goals. Total incentive opportunities for fiscal 2022 were based on the achievement of semi-annual targets but paid annually. Given the uncertainty around the timing of the Inphi acquisition close, the ECC split the annual targets into 1st and 2nd half (with the 2nd half intended to include Inphi upon deal closure). Incentive payouts may range between 0% and 200% of the target incentive opportunity. The ECC expressly retains the discretion to reduce any payouts under the Plan.
The fiscal 2022 AIP was based on three corporate financial metrics:
▪
revenue (45%),

▪
non-GAAP gross margin (defined as non-GAAP gross profits from continuing operations divided by revenue) (25%), and

▪
non-GAAP operating income margin (defined as non-GAAP operating income divided by net sales) (30%).

If the Company fails to achieve the threshold level for any of the above Company performance goals, no payout is awarded for that goal.
The ECC determined that the combined application of all the metrics would make achievement difficult to meet at target and very difficult to meet at maximum payout.
Fiscal 2022 AIP Design — Individual Performance Goals
In fiscal 2022, the ECC determined that it was desirable to provide for some limited variation in incentive compensation based on individual performance for some of the executive officers. For the Chief Executive Officer and Chief Financial Officer, 100% of the payouts under the AIP are based solely on the above Company performance goals. Payouts under the AIP for the other named executive officers are based 80% on the above Company performance goals and 20% on individual performance goals that are established at the beginning of the year, provided that no overachievement on the 20% individual component is permitted unless the achievement of the Company’s performance goals was 100% or more. Nevertheless, in its discretion, the ECC may reduce the individual component for any executive officer (and increase the component based on Company performance) if it determines doing so would be appropriate in the circumstances. The individual performance goals were determined by the Chief Executive Officer. The Company has omitted disclosure of the individual performance goals because disclosing this information would result in competitive harm to the Company.
Actual Performance Against Goals
The following tables present the fiscal 2022 AIP Company performance goals established by the ECC for the first half and second half of fiscal 2022 at threshold, target, high and maximum performance levels, and the actual fiscal 2022 performance for each of these metrics, each of which was tied to the annual operating plan approved by the Board.
	Annual Operating Plan				Scoring
Performance Metric (1st Half of FY22)	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$1,661	$1,835	$2,019	$2,110	$1,908	120%	45%
Non-GAAP Gross Margin (%)	61.9%	63.5%	63.7%	63.9%	64.6%	200%	25%
Non-GAAP Operating Income Margin (%)	22.5%	27.8%	31.2%	32.9%	29.4%	123%	30%
Payout (% of Target)	0%	100%	150%	200%		141%

Marvell Technology, Inc. 2022 Proxy Statement	36

	Annual Operating Plan				Scoring
Performance Metric (2nd Half of FY22)	Threshold	Target	High	Max	Actual	Score	Weight
Revenue (in 000’s)	$1,990	$2,211	$2,432	$2,543	$2,551	200%	45%
Non-GAAP Gross Margin (%)	61.3%	62.9%	63.1%	63.3%	65.2%	200%	25%
Non-GAAP Operating Income Margin (%)	25.5%	30.7%	33.9%	35.3%	36.0%	200%	30%
Payout (% of Target)	0%	100%	150%	200%		200%
The total payout for the fiscal year is 170.4% based on adding 140.9% with 200% and dividing by 2. Between each of the payout levels (for example between Target and High) there is a straight-line interpolation of pay and performance. As a result of the Company’s performance in fiscal 2022 against its financial objectives, each named executive officer was paid a percentage of his or her target cash incentive opportunity, as set forth below (in 000’s). The Individual Funding Factor was determined by the Chief Executive Officer and the named executive officers (other than the CEO and CFO) were deemed to have met their objectives at the levels set forth below.
Executives	Target Annual Cash incentive ($) (in 000’s)	Funding Factor Corporate	Funding Factor Individual	Actual Payout ($) (in 000’s)
Matthew J. Murphy	1,500	170.4%	n/a	2,556.00
Raghib Hussain	600	170.4%	130%	973.92
Jean Hu	575	170.4%	n/a	979.80
Mitchell Gaynor	477	170.4%	140%	783.81
Dan Christman	432	170.4%	150%	718.50
Equity Awards
Fiscal 2022 Equity Awards
In fiscal 2022, to determine individual equity award amounts, the ECC considered each named executive officer’s total direct compensation against that of similarly situated executives at the companies in our peer group, current performance and projected future contributions, as well as the retention value of his or her outstanding unvested equity from previously granted awards. The ECC approved grants to the named executive officers for fiscal 2022, which were comprised of time-based RSUs and performance-based RSUs.
The grant date fair value of the awards is provided in the Fiscal 2022 Summary Compensation Table and the number of shares per equity vehicle at target are shown below:
Executives	RSU # Shares	TSR RSU # Shares	Total Shares at Target (#)
Matthew J. Murphy	90,201	135,302	225,503
Raghib Hussain	141,795	48,483	190,278
Jean Hu	29,521	36,081	65,602
Mitchell Gaynor	19,373	23,678	43,051
Dan Christman	19,373	23,678	43,051
Fiscal 2022 RSU Grants Vesting Terms. Subject to continued service with the Company, the RSUs will vest in equal quarterly installments over three years from the grant date.
Additional Corrective 2022 RSU Awards for Mr. Hussain. In addition to the annual equity grants, during the fiscal year Mr. Hussain received 101,831 RSUs to correct an administrative error by Marvell. In connection with our acquisition of Cavium, a third party who was assisting us with integration incorrectly uploaded options granted by Cavium to Mr. Hussain into our stock administration system with a 10-year term, when the options should have had a 7-year term. As a result, these options expired unexercised and in-the-money because Mr. Hussain (and Marvell) thought he had an additional 3 years to exercise them. Once the error was identified, the new RSU award was granted to make him whole and was not considered to be additional compensation for his services was fully vested on the grant date.
Fiscal 2022 PSU Awards. The fiscal 2022 PSU awards vest based on our TSR performance relative to the S&P 500 Index over the performance period measured from April 15, 2021 to April 5, 2024. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels, rounded up to the nearest whole share. No shares are earned if TSR is 33 percentage points or more below the Index.
If the performance target below is met, the earned shares will vest on April 15, 2024, subject to continued service with the Company through such date.

Marvell Technology, Inc. 2022 Proxy Statement	37

Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of target
Target	0%	100% of target
Minimum	-33% under	0% of target
Measurement and Settlement in Fiscal 2022 of Performance-Based (TSR) Restricted Stock Unit Awards Granted in Fiscal 2019
The TSR RSUs granted in fiscal 2019 vested on the third anniversary of the vesting start date based on achievement of performance objectives relating to the relative TSR of Marvell’s stock as compared to the TSR of the constituent companies of the Philadelphia Semiconductor Sector Index over the performance period measured from April 15, 2018 through April 5, 2021, and subject to the grantee’s continued employment through the third anniversary of the vesting start date. A 120-trading day average price was used to determine both the beginning and ending stock price for the relative TSR calculation. The percentage of TSR RSUs that could vest is as follows, with interpolation of the payout percentages for TSR between the 25th and 75th percentiles:
Below 25 Percentile	25 Percentile	50 Percentile	75 Percentile
0%	50%	100%	150%
In fiscal 2022, each participating named executive officer earned shares at 124.14% of target, corresponding with a TSR of 117.64 % and a ranking against the peer group of the 62.07th percentile for the performance period, and those awards vested in fiscal 2022 as indicated below.
Name	Grant Date	Vest Date	Number of Shares Target	Number of Shares Earned
Matthew J. Murphy	4/15/18	4/15/2021	77,011	95,602
Raghib Hussain	8/15/18	8/15/2021	34,843	43,255
Jean Hu	4/15/18	4/15/2021	27,942	34,688
Mitch Gaynor	4/15/18	4/15/2021	17,720	21,998
Dan Christman	4/15/18	4/15/2021	17,720	21,998
Settlement in Fiscal 2022 of VCA Restricted Stock Unit Awards Granted in Fiscal 2019 and earned in Fiscal 2021
In fiscal 2019, the ECC granted certain executives Value Creation Awards that were designed to provide them with a strong incentive to create a substantial increase in stockholder value. These performance-based awards were earned in fiscal 2020 and vested in November 2021. The performance condition was satisfied when our average stock price equaled or exceeded $40.00 per share for 100 calendar days prior to the fourth anniversary of the date of grant. The shares then vested one year after the date the performance condition was satisfied.
Name	Grant Date	Vest Date	Number of Shares
Matthew J. Murphy	4/15/19	11/25/21	888,099
Raghib Hussain	4/15/19	11/25/21	399,644
Jean Hu	4/15/19	11/25/21	204,262
Mitchell Gaynor	4/15/19	11/25/21	133,214
Dan Christman	4/15/19	11/25/21	133,214
Share Repurchases Considerations
Historically, the Company has granted performance-based RSUs that are earned and vest based on the relative TSR of the Company compared to an appropriate index (TSR PSUs), performance-based RSUs that are earned and vest based on metrics related to the Company’s financial statements (FPM RSUs), and in fiscal 2020 performance-based RSUs that are earned and vest based on the achievement of a specific stock price (Value Creation Awards). When granting performance-based awards that vest based on relative TSR or on the Company’s stock price the ECC takes into account the potential impact that share repurchases may have on the awards.
Other Factors Considered in Determining Executive Compensation
Employment Agreements
See the section in this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements” for additional information on the terms of employment, severance and change in control agreements the ECC has approved with respect to the named executive officers. In 2016, the ECC approved entering into severance agreements with Mr. Murphy and Mr. Gaynor concurrently with their commencement of employment, given the recent Board and management changes at the Company at that time. The ECC has not

Marvell Technology, Inc. 2022 Proxy Statement	38

entered into severance agreements with the other named executive officers. The ECC annually reviews market and peer group severance and change in control agreement trends and practices, as well as the Company’s severance and change in control agreements and policies.
Change in Control Severance Plan (“CIC Plan”)
In June 2016, the ECC recommended, and the Company’s Board adopted, the CIC Plan, the purpose of which is to provide specified payments and benefits to certain employees of the Company whose employment is subject to being either involuntarily terminated or voluntarily terminated for Good Reason under the circumstances described in the CIC Plan. The ECC has made several changes to that policy as part of its periodic reviews of market practices and trends. All capitalized terms are as defined in the CIC Plan. A copy of the CIC Plan can be found at Exhibit 10.21 to our Annual Report on Form 10-K as filed with the SEC on March 10, 2022.
The ECC designed the CIC Plan to protect key employees involved in certain transactions in order to facilitate a clear focus on what is best for stockholders by making the executives neutral to a potential transaction. The protections offered by tier were developed in consideration of market practice and trends, and the Company executives were slotted into tiers based on the ongoing executive team structure. Benefits are only payable upon the occurrence of an Involuntary Termination of employment during the period beginning three months before a Change in Control and ending on the date that is 24 months following the Change in Control (i.e., double trigger).
The ECC has designated the following named executive officers as participants in the CIC Plan at the levels set forth following their names: Matthew J. Murphy (Tier 1); Raghib Hussain (Tier 2); Jean Hu (Tier 2); Mitchell Gaynor (Tier 2); and Dan Christman (Tier 2). Benefits payable with respect to the various tiers may be found in the section of this proxy statement entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.”
Equity Grant Practices Policy
Our Board has adopted a policy with respect to our equity grant practices. Our current policy covers, among other things, the following:
▪
The ECC, or a subcommittee thereof, has the authority to approve equity award grants to employees, provided that only the ECC (and not a subcommittee thereof) may approve equity award grants to our executive officers.

▪
Equity award grants to newly hired employees are made monthly during regularly scheduled ECC or subcommittee meetings. An equity award proposal is generally prepared for consideration by the 15th day of the month following the month of the new employee’s date of hire and granted using the closing price of our common stock on the business day on or prior to the 15th day of the month. These awards may only be granted by the ECC or a subcommittee of the ECC and are typically based upon the recommendation of the Chief Executive Officer or a set of guidelines approved by the ECC.

▪
Annual equity award grants to employees are generally made after the annual performance review process is completed and are scheduled to be made no later than the last Friday of April each year.

▪
The Company discontinued granting stock options during 2016 (other than in certain cases in connection with the conversion of options in a merger or other acquisition (“M&A”) transaction) and has granted RSUs in lieu thereof. If the Company should grant stock options (other than in connection with an M&A transaction), such grants will not be made during any period of time commencing with the last day of a fiscal quarter and ending with the first full trading day following our earnings release for such quarter. If stock option awards have not been granted by the last Friday of the fiscal month of April, then option awards are to be granted during an “open window.” Such restriction does not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our securities on the date of grant. Other than with respect to annual equity award grants, any equity award grants to executive officers must be made during an “open window.” All stock option grants must have an exercise price per share no less than the per share fair market value of our shares of common stock on the date of grant, as determined under the appropriate U.S. financial accounting rules and the applicable rules and regulations under the U.S. securities laws.

Policy Concerning Recoupment of Executive Officer Incentives Following Restatement
In fiscal 2022, we amended our policy to expand the coverage from the Chief Executive Officer and Chief Financial Officer to all executive officers and increased the scope the compensation subject to the clawback to include certain types of equity grants. Under the amended policy, in the event that the Company is required to prepare an accounting restatement of its reported financial results due to the Company’s material noncompliance with any financial reporting requirement under the United States securities laws that results from the fraud, intentional misconduct or gross recklessness of one or more executive officers, the Company may require any executive officer who is deemed to have caused or participated in events that resulted in the restatement due to the fraud, intentional misconduct or gross recklessness of such executive officer, to reimburse all or any portion of the cash and equity Incentive Compensation (defined below) earned by or paid to such executive officers for the period of such restatement (but in no event to exceed the three (3) fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement) that would not have otherwise been paid or earned based upon the restated financial results.
“Incentive Compensation” generally means all compensation that the Company awards, grants or pays to, or that is otherwise vested or earned by an executive officer based wholly or in part on the attainment of any Financial Reporting Measure (defined below).
“Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, any measure derived wholly or in part from such financial information (including, but not limited to, non-GAAP financial measures); provided, however, that unless required by law, Financial Reporting Measures shall not include stock price or relative stock performance measures including, but not limited to, total stockholder return.

Marvell Technology, Inc. 2022 Proxy Statement	39

This policy applies in addition to any right of recoupment against the executive officers under Section 304 of the Sarbanes-Oxley Act of 2002.
Stock Ownership Guidelines for Executive Officers
Our Board has established equity ownership guidelines for our executive officers designed to encourage long-term stock ownership and more closely link their interests with those of our other stockholders. These guidelines provide that the executive officers should have shares of common stock equal in value to (i) six times the annual base salary for the Chief Executive Officer, and (ii) three times their respective annual base salary for the other executive officers. Executive officers have five years to satisfy the guidelines from June 24, 2020, or the date such person is designated as being subject to the guidelines, whichever is later. The Board reviews progress against these guidelines annually and updates them as appropriate. The Board or the N&G Committee may discuss with the executive the reasons for a shortfall if it occurs more than five years after an executive officer becomes subject to the guidelines and more than three years after a promotion increases the guidelines expectation. While below the applicable guidelines, at any time, there is a minimum holding expectation for 50% of the net after tax shares following vesting of RSUs and performance-based RSUs until the applicable guideline is met. The 50% holding expectation also applies if an executive officer is short of the guideline following a promotion, change in base salary, or guideline policy change. All of our executive officers met the ownership guidelines as of our fiscal year-end.
Insider Trading/Anti-Hedging and Anti-Pledging Policies
All employees, officers, and directors of, and consultants and contractors to, us or any of our subsidiaries are subject to our Insider Trading Prohibition Policy and Guidelines. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific anti-hedging provisions.
To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved Exchange Act Rule 10b5-1 trading plans. Even during a trading window period, certain identified insiders, which include the named executive officers and directors, must comply with our designated pre-clearance policy prior to trading in our securities.
All members of the Board, all employees (including executive officers) of, and consultants and contractors to, the Company (collectively, “Insiders”) are prohibited from engaging in “short sales” of our securities or in trading “derivative securities” tied to our securities. We define a “derivative security” generally to be any security, the value of which is dependent to some degree on another security. Examples of the most common types of derivative securities include “warrants,” “puts” and “calls.” Stock options or other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. Insiders are also prohibited from purchasing any other financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, and collars), or engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. Insiders are permitted to invest in publicly offered funds that hold our stock, including mutual funds and exchange traded funds (“ETFs”), that are actively managed by an independent fund manager. Insiders are prohibited from investing in exchange funds also known as swap funds. An “exchange fund” allows an investor to “exchange” an individual stock, such as our stock, for shares in a fund of many pooled stocks. In addition, Insiders are prohibited from buying or selling interests in funds containing our securities on the basis of material nonpublic information about us.
Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in the Company’s securities, our executive officers are prohibited from holding Marvell securities in a margin account or pledging Marvell securities as collateral for a loan.
Tax Considerations
Under Section 162(m) of the IRC, the Company may not take a tax deduction for any compensation paid to its executive officers who are subject to Section 162(m) in excess of $1,000,000. Our ECC may consider the deductibility of compensation when making decisions but may authorize the payment of compensation that is not deductible when it believes it to be appropriate and in the best interests of the Company and our stockholders.
Accounting Considerations
We are required to estimate and record an expense for each equity award over its vesting period. The ECC reviews the effect of the compensation expense under FASB ASC Topic 718 for equity compensation to the named executive officers.

Marvell Technology, Inc. 2022 Proxy Statement	40

COMPENSATION COMMITTEE REPORT
The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference in such filing.
The ECC has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the ECC has recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022 (incorporated by reference) and this proxy statement.
The ECC:
Robert Switz, Chair
Tudor Brown
Edward Frank
Bethany Mayer

Marvell Technology, Inc. 2022 Proxy Statement	41

Compensation of Named Executive Officers
Fiscal 2022 Summary Compensation Table
In accordance with SEC rules, our named executive officers include the following: (1) the individual who served as our principal executive officer during the fiscal year; (2) the individual who served as our principal financial officer during the fiscal year; and (3) the three most highly compensated executive officers other than our principal executive officer and principal financial officer as of the end of the fiscal year.
The following table shows the compensation earned by our named executive officers for the fiscal years noted.
Name and Principal Position	Fiscal Year	Salary	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
Matthew J. Murphy Director, President and Chief Executive Officer	2022	991,731	—	11,956,712	2,556,000	5,780	15,510,223
	2021	934,615	—	11,745,525	1,930,875	4,780	14,615,795
	2020	976,940	—	19,014,838	627,750	4,816	20,624,344
Raghib Hussain President, Products and Technologies	2022	595,865	—	10,116,511	973,920	5,780	11,692,076
	2021	567,308	—	4,860,619	772,800	4,780	6,205,507
	2020	538,606	—	10,019,793	314,600	4,816	10,877,815
Jean Hu Chief Financial Officer	2022	570,865		3,453,056	979,800	5,780	5,009,501
	2021	534,615	—	2,777,480	745,250	4,780	4,062,125
	2020	508,849	—	4,988,569	232,500	4,816	5,734,734
Mitchell Gaynor Chief Administration and Legal Officer and Secretary	2022	528,346	—	2,266,051	783,810	5,780	3,583,987
	2021	507,692	—	1,967,415	647,712	4,780	3,127,599
	2020	490,597	—	3,333,154	205,920	4,816	4,034,487
Dan Christman EVP, Storage Products Group	2022	476,692	—	2,266,051	718,500	5,780	3,467,023
	2021	456,923	—	1,851,692	548,136	4,780	2,861,531
	2020	472,929	—	3,210,935	193,050	4,816	3,881,730

(1)
The dollar value of the time-based RSUs and TSR RSUs shown in this column represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock at target performance on the grant date in accordance with FASB ASC Topic 718. The actual value that a named executive officer will realize on each time-based RSU award and TSR RSU award will depend on the price per share of our shares of common stock at the time shares received in settlement of the awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the time-based RSUs or TSR RSUs awarded. For TSR RSUs, where the number ultimately issuable may vary, the following table shows the number of shares issuable and the grant date fair value at maximum performance.

	Number of Shares Issuable at Maximum Performance (#)	Estimated Future Payout at Maximum Performance ($ in 000’s)
Matthew J. Murphy	270,604	15,184
Raghib Hussain	96,966	5,441
Jean Hu	72,162	4,049
Mitchell Gaynor	47,356	2,657
Dan Christman	47,356	2,657

(2)
The amounts shown in this column represent annual cash incentive awards earned by the named executive officers under the AIP. Further information regarding the fiscal 2022 awards is included in the section entitled “Executive Compensation Program for Fiscal 2022 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(3)
The amounts shown in this column for fiscal 2022 include for each named executive officer the Company’s 401(k) plan matching contributions in the amount of  $5,000 and premiums for basic life insurance in the amount of  $780.

Marvell Technology, Inc. 2022 Proxy Statement	42

Grants of Plan-Based Awards in Fiscal 2022 Table
The following table shows the plan-based equity and non-equity awards for fiscal 2022 for our named executive officers.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Murphy	—	0	1,500,000	3,000,000	—	—	—	—	—
	4/15/2021	—	—	—	0	135,302	270,604(4)	—	7,591,795
	4/15/2021	—	—	—	—	—	—	90,201	4,364,917
Raghib Hussain	—	0	600,000	1,200,000	—	—	—	—	—
	4/15/2021	—	—	—	0	48,483	96,966(4)	—	2,720,381
	4/15/2021	—	—	—	—	—	—	39,668	1,919,574
	6/15/2021							101,831	5,457,123
	8/15/2021							296	19,432
Jean Hu	—	0	575,000	1,150,000	—	—	—	—	—
	4/15/2021	—	—	—	0	36,081	72,162(4)	—	2,024,505
	4/15/2021	—	—	—	—	—	—	29,521	1,428,551
Mitchell Gaynor	—	0	477,000	954,000	—	—	—	—	—
	4/15/2021	—	—	—	0	23,678	47,356(4)	—	1,328,573
	4/15/2021	—	—	—	—	—	—	19,373	937,479
Dan Christman	—	0	432,000	864,000	—	—	—	—	—
	4/15/2021	—	—	—	0	23,678	47,356(4)	—	1,328,573
	4/15/2021	—	—	—	—	—	—	19,373	937,479

(1)
The amounts represent the threshold, target, and maximum dollar payouts under our AIP for fiscal 2022. There is no payout at threshold performance. Actual awards are shown in the “Non-Equity Incentive Compensation” column of the preceding Summary Compensation Table of this proxy statement. Further information regarding this plan is included in the section entitled “Executive Compensation Program for Fiscal 2022 — Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis section of this proxy statement.

(2)
These RSUs vest in equal quarterly installments over three years following the grant date. Except that the grants of 101,831 and 296 RSUs to Mr. Hussain were granted to fix an administrative error and were fully vested on the date of grant.

(3)
The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock at target on the grant date in accordance with FASB ASC Topic 718. The actual value that a named executive officer will realize on each stock award will depend on the price per share of our shares of common stock at the time shares underlying the stock awards are sold. There can be no assurance that the actual value realized by a named executive officer will be at or near the grant date fair value of the stock awarded.

(4)
These fiscal 2022 performance-based TSR RSU awards are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2021 to April 5, 2024. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the payout is zero. Further information regarding the awards may be found in the section entitled “Executive Compensation Program for Fiscal 2022 — Equity Awards” in the Compensation Discussion and Analysis section of this proxy statement.

Marvell Technology, Inc. 2022 Proxy Statement	43

Outstanding Equity Awards at Fiscal 2022 Year-End
Time-Based and Performance-Based Restricted Stock Units
	Stock Awards
Name	Number of RSUs That Have Not Vested (#)(1)	Market Value of RSUs That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned RSUs That Have Not Vested ($)(12)
Matthew J. Murphy	11,599(4)	769,246	—	—
	—	—	166,597(5)	11,048,713
	74,553(6)	4,944,355	—	—
	—	—	218,688(7)	14,503,388
	67,651(8)	4,486,614
	—	—	135,302(9)	8,973,229
Raghib Hussain	16,269(10)	1,078,960	—	—
	6,854(4)	454,557	—	—
	—	—	82,244(5)	5,454,422
	34,792(6)	2,307,405	—	—
	—	—	83,500(7)	5,537,720
	29,751(8)	1,973,086	—	—
	—	—	48,483(9)	3,215,393
Jean Hu	3,867(4)	256,459	—	—
	—	—	46,394(5)	3,076,850
	19,881(6)	1,318,508	—	—
	—	—	47,714(7)	3,164,392
	22,141(8)	1,468,391	—	—
	—	—	36,081(9)	2,392,892
Mitchell Gaynor	2,637(4)	174,886	—	—
	—	—	31,633(5)	2,097,901
	14,083(6)	933,985	—	—
	—	—	33,798(7)	2,241,483
	14,530(8)	963,630	—	—
	—	—	23,678(9)	1,570,325
Dan Christman	2,461(4)	163,214	—	—
	—	—	29,524(5)	1,958,032
	13,255(6)	879,072	—	—
	—	—	31,810(7)	2,109,639
	14,530(8)	963,630	—	—
	—	—	23,678(9)	1,570,325

Marvell Technology, Inc. 2022 Proxy Statement	44

Options
	Option Awards(11)
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date
Raghib Hussain	72,976	—	$12.12	2/10/2023
	116,024	—	$16.32	2/11/2027

(1)
In addition to time-based RSUs, this column also includes performance-based awards granted under our equity incentive plan for which the relevant performance condition has been satisfied but remain subject to continued time-based vesting.

(2)
The price per share of our shares of common stock on the last trading day of fiscal 2022 was $66.32 as reported on the Nasdaq Global Select Market on January 28, 2022. The market value of the unvested RSUs is equal to the applicable number of RSUs multiplied by $66.32.

(3)
Performance-based awards granted under our equity incentive plan are reported in this column at target until the relevant performance condition has been satisfied.

(4)
These RSUs granted on April 15, 2019 will vest in full on April 15, 2022.

(5)
The fiscal 2020 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2019 to April 5, 2022. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. If the performance target is met, the earned shares will vest on April 15, 2022

(6)
These RSUs granted on April 15, 2020 will vest in 5 remaining equal quarterly instalments from April 15, 2022 through April 15, 2023

(7)
The fiscal 2021 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2020 to April 5, 2023. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. If the performance target is met, the earned shares will vest on April 15, 2023.

(8)
These RSUs granted on April 15, 2021 will vest in 9 remaining equal quarterly instalments from April 15, 2022 through April 15, 2024

(9)
The fiscal 2022 TSR RSUs are based on the achievement of performance objectives relating to the relative TSR of the Company’s shares of common stock as compared to the TSR of the companies on the S&P 500 Index over the performance period measured from April 15, 2021 to April 5, 2024. There will be a straight-line interpolation of the payout percentages for TSR between each of the payout levels (for example between minimum and target performance), rounded up to the nearest whole share. For performance achievement at negative 32.99% relative TSR the rounded payout is one share. If the performance target is met, the earned shares will vest on April 15, 2024.

(10)
The RSUs vest 16,269 shares on January 31, 2022. Awards were assumed in connection with the closing of the Cavium acquisition that occurred on July 6, 2018.

(11)
Option awards for Mr. Hussain were assumed in connection with the closing of the Cavium acquisition that occurred on July 6, 2018.

(12)
The market value of the awards is based on the target payout using the closing price of our common stock as of January 28, 2022, which was $$66.32.

Stock Vested in Fiscal 2022
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew J. Murphy	1,120,845	78,922,193
Raghib Hussain	678,534	45,612,491
Jean Hu	280,804	19,418,146
Mitchell Gaynor	183,834	12,718,379
Dan Christman	182,468	12,631,920

(1)
Value realized on vesting equals the number of vested shares multiplied by the market value of the Company’s shares on the vesting date.

Marvell Technology, Inc. 2022 Proxy Statement	45

Options Exercised in Fiscal 2022
Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Exercise ($)(1)
Matthew J. Murphy	—	—
Raghib Hussain	124,957	7,375,138
Jean Hu	—	—
Mitchell Gaynor	—	—
Dan Christman	—	—

(1)
Value realized at exercise equals the number of exercised shares multiplied by the difference between the option exercise price and the sale price.

Pension Benefits and Nonqualified Deferred Compensation
None of our named executive officers received any pension benefits during fiscal 2022.
None of our named executive officers contributed to or received earnings from a nonqualified deferred compensation plan during fiscal 2022.
Chief Executive Officer Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2022, the principal executive officer of the Company was our President and Chief Executive Officer, Matthew J. Murphy. For fiscal 2022, Mr. Murphy’s annual total compensation, as disclosed in the Summary Compensation Table, was $15,510,223 and our median employee’s annual total compensation was $167,829, resulting in a pay ratio of approximately 92.4 to1.
In accordance with Item 402(u) of Regulation S-K we identified the median employee as of December 30, 2021 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by the estimated annual work schedule, for hourly employees), (B) the target incentive compensation, and (C) the estimated grant date fair value for employee equity awards granted in the fiscal year and ranking this compensation measure for our employees from lowest to highest. Amounts paid in foreign currencies were converted into U.S. Dollars using the average annual exchange rate as of the determination date, and we annualized the compensation of permanent employees that worked for less than the full year. This calculation was performed for all employees of the Company as of December 30, 2021, excluding Mr. Murphy.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Employment Contracts, Severance Agreements and Change-in-Control Arrangements
During fiscal 2022, we had the following agreements with our named executive officers:
Matthew J. Murphy. As part of the offer letter that the Company entered into in connection with the recruitment of Mr. Murphy as President and Chief Executive Officer in 2016, the Company entered into a Severance Agreement with Mr. Murphy that provides for certain severance benefits should he be terminated in the future. Following the Company’s annual review of executive severance agreements, on December 1, 2020, the parties extended the agreement’s duration and made certain other changes. The terms of the amended Severance Agreement are summarized below.
If Mr. Murphy’s employment is terminated by the Company for other than “Cause” or if he resigns for “Good Reason” (both as defined in the Severance Agreement), provided he executes and does not revoke a release of claims in a form provided by the Company, he will receive: (a) a lump sum separation payment equal to the sum of two times his then annual base salary, (b) 100% of his target cash incentive, (c) reimbursement for 12 months of medical insurance premiums, and (d) acceleration of certain equity grants as described below. For each “Equity Award” (as defined in the Severance Agreement) subject only to time-based vesting, the vesting will be accelerated as if Mr. Murphy had remained employed through the date 18 months following the termination of employment date, and for each Equity Award subject to performance-based vesting to the extent that the performance measurement has been completed and shares based on that performance will vest thereafter solely based on time, the vesting will be accelerated as if Mr. Murphy had remained employed through the date 18 months following the termination of employment date. There shall be no acceleration with respect to that portion of any Equity Awards based on performance where the performance measurement has not been achieved. The amended Severance Agreement shall terminate upon the later of (i) January 1, 2023, or (ii) if Mr. Murphy is terminated involuntarily by the Company without Cause prior to January 1, 2023, the date that all of the obligations of the parties hereto with respect to this agreement have been satisfied.

Marvell Technology, Inc. 2022 Proxy Statement	46

Mr. Murphy is also a Tier 1 participant in the Company’s CIC Plan, which provides the following benefits upon an “Involuntary Termination” within three months before a Change in Control or within 24 months following the Change in Control: (i) lump sum payment equal to 24 months of annual base salary, (ii) 200% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 24 months of continued health coverage. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.
For purposes of the Company’s CIC Plan, an “Involuntary Termination” means a termination by a participant for “Good Reason” (as defined in the CIC Plan), or a termination of the participant’s employment by the Company for reason other than “Cause”, death or “Disability” (each, as defined in the CIC Plan).
Raghib Hussain, Jean Hu, Mitchell Gaynor, and Dan Christman. Ms. Hu, and Messrs. Hussain, Gaynor, and Christman are Tier 2 participants in the Company’s CIC Plan, which provides the following benefits upon an “Involuntary Termination” within three months before a Change in Control or within 24 months following the Change in Control: (i) lump sum payment equal to 18 months of annual base salary, (ii) 150% of annual target cash incentive for the fiscal year in which an involuntary termination occurs, (iii) annual target cash incentive for the fiscal year in which an involuntary termination occurs pro-rated for the number of full months employed during the fiscal year, (iv) acceleration of 100% of outstanding and unvested equity awards (with performance-based equity awards subject to adjustment as set forth in the CIC Plan), and (v) reimbursement of 18 months of continued health coverage.
Mitchell Gaynor. Concurrently with the commencement of his employment, Mr. Gaynor and the Company entered into a severance agreement pursuant to which, if his employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (both as defined therein), he will be paid a lump sum separation payment equal to the sum of (i) his then annual base salary, (ii) target incentive cash incentive, and reimbursement for 12 months of medical insurance premiums, provided he executes and does not revoke a release of claims in a form provided by the Company. If the provisions of the Company’s CIC Plan are triggered in connection with termination of his employment and he receives the severance benefits provided therein, he will not be eligible for the severance payments under the severance agreement.
Indemnification Arrangements
We have agreed to indemnify certain current and former directors, officers and employees of us and our subsidiary Marvell Semiconductor, Inc. for reasonable costs and expenses incurred by such individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse us in the event that it is subsequently determined that the individual is not entitled to indemnification under the Bylaws or applicable law.
We have also entered into a standard form of indemnification agreement with each of our named executive officers and directors.
Potential Payments on Termination or Change in Control
The following table shows the potential payments upon termination of employment or a change in control for the named executive officers, other than as noted below. The terms of the CIC Plan applicable to each executive and the terms of any severance agreements, if any, are set forth above in the section entitled “Employment Contracts, Severance Agreements and Change-in-Control Arrangements.” The table assumes that (i) the triggering event took place on January 28, 2022, the last business day of fiscal 2022; (ii) the value of RSU acceleration is computed by multiplying the market price of our common stock on the last trading day of fiscal 2022, which was January 28, 2022 ($66.32) by the number of unvested restricted stock units that are subject to acceleration; and (iii) the pro-rata cash incentive was earned at target for each individual. Amounts actually received if any of our named executive officers cease to be employed will vary based on factors such as the timing during the year of any such event, the Company’s stock price, the named executive officer’s age, performance under the terms of applicable performance-based awards, and any changes to our benefit arrangements and policies.
Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control ($)(1)	Involuntary Termination within 3 months before or 24 months after Change in Control or Voluntary Termination for “Good Reason” following Change in Control ($)
Matthew J. Murphy
Cash Severance	2,000,000	2,000,000
Cash incentive	1,500,000	3,000,000
Pro-Rata Cash incentive	—	1,500,000
Intrinsic Value of Equity Acceleration	8,704,633	78,533,027(2)
Health and Welfare Benefits	34,969	69,937
Total	12,239,602	85,102,964

Marvell Technology, Inc. 2022 Proxy Statement	47

Named Executive Officer	Involuntary Termination Other than for “Cause” or Voluntary Termination for “Good Reason” with No Change in Control ($)(1)	Involuntary Termination within 3 months before or 24 months after Change in Control or Voluntary Termination for “Good Reason” following Change in Control ($)
Raghib Hussain
Cash Severance	—	900,000
Cash incentive	—	900,000
Pro-Rata Cash incentive	—	600,000
Intrinsic Value of Equity Acceleration	—	33,971,889(2)
Health and Welfare Benefits	—	52,776
Total	—	36,424,665
Jean Hu
Cash Severance	—	862,500
Cash incentive	—	862,500
Pro-Rata Cash incentive	—	575,000
Intrinsic Value of Equity Acceleration	—	20,120,228(2)
Health and Welfare Benefits	—	25,866
Total	—	24,446,094
Mitchell Gaynor
Cash Severance	530,000	795,000
Cash incentive	477,000	715,500
Pro-Rata Cash incentive	—	477,000
Intrinsic Value of Equity Acceleration	—	13,766,308(2)
Health and Welfare Benefits	25,368	38,052
Total	1,032,368	15,791,860
Dan Christman
Cash Severance	—	720,000
Cash incentive	—	648,000
Pro-Rata Cash incentive	—	432,000
Intrinsic Value of Equity Acceleration	—	13,156,296(2)
Health and Welfare Benefits	—	53,100
Total	—	15,009,396

(1)
If the termination is in connection with a Change in Control, the terms of the CIC Plan apply, and no payments are due under any of the severance agreements described above.

(2)
The following assumptions were made in connection with the stock payouts: The performance grants were calculated at the tracking % as of 01/29/2022: FY20 TSR at 200%; FY21 TSR at 200% and FY22 TSR at 192%.

Termination Due to Death or Disability.
Each executive’s estate or designated beneficiary would be eligible to receive a life insurance payment upon death. This life insurance benefit is provided to all salaried employees at the rate of two-and-a-half times annual base salary (rounded to the higher multiple of $1,000) or $1,000,000, whichever is less. Life insurance coverage is reduced by 35% at age 70 and by 50% at age 75.
In addition, pursuant to the Equity Award Death and Disability Acceleration Policy adopted in February 2018 and applicable to all persons who hold equity under the 1995 Stock Option Plan, upon the death or “disability” (disability shall mean that the holder of the equity award (i) has been unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is determined to be totally disabled by the Social Security Administration) of the holder of an equity award, the vesting of the equity award will be accelerated as follows:
▪
for any equity award subject only to time-based vesting, 100% of the shares subject to the equity award;

▪
for any equity award subject to performance-based vesting where the performance period has been completed, 100% of the shares subject to the portion of the equity award that has become eligible to vest based on actual performance for the performance period; and

▪
for any equity award subject to performance-based vesting where the performance period has not been completed, 100% of the shares subject to the portion of the equity award that would become eligible to vest based on performance at 100% of target levels for the performance period.

Marvell Technology, Inc. 2022 Proxy Statement	48

Named Executive Officer	Potential Payments Upon Termination as a Result of Death or Permanent Disability ($)(1)
Matthew J. Murphy	44,725,545
Raghib Hussain	20,021,544(2)
Jean Hu	11,677,493
Mitchell Gaynor	7,982,209
Dan Christman	7,643,911

(1)
Excludes life insurance payment which is provided to all salaried employees.

(2)
Assumes options are exercised for cash payment of the exercise price

Marvell Technology, Inc. 2022 Proxy Statement	49

CERTAIN RELATIONSHIPS
AND RELATED PARTY TRANSACTIONS
The Audit Committee is responsible for the review, approval, or ratification of “related-person transactions” between us or our subsidiaries and related persons. The Audit Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances. Under SEC rules and our written policy, a “related person” is a director, officer, nominee for director, or 5% stockholder since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which the Company or a subsidiary is a participant and a related person has a direct or indirect interest Pursuant to our policy, the following transactions are subject to standing pre-approval under the policy:
▪
Compensation. Any compensation (or benefit under an employee benefit plan) paid by the Company to an employee except where one employee is approving the compensation of another employee who is an immediate family member.

▪
Director compensation. Any compensation paid to a director if the compensation has been approved by the Board or a Committee of the Board.

▪
Certain transactions with other companies. Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, or any combination of the foregoing, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s total annual revenues. In such transactions, the Related Person’s interest is deemed not to be a direct or indirect material interest.

▪
Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company or, if applicable, the Company’s charitable foundation, charitable trust or similar affiliated charitable entity as may exist from time to time to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the lesser of $200,000 or 5% of the charitable organization’s total annual receipts.

▪
Transactions where all stockholders receive proportional benefits. Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

▪
Transactions involving another public company with a common institutional stockholder. Any transaction with (i) another publicly traded company where the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other publicly traded company or (ii) a private company where the related person is an “institutional investor” as defined in FINRA Rule 2210(a)(4) and the related person’s interest arises solely from beneficial ownership of more than 5% of the Company’s common stock and ownership of a non-controlling interest in the other company.

Related Party Transactions. In October 2020, the Company hired the step-son of Richard S. Hill as an application engineer. Mr. Hill serves as the chair of the Board. Mr. Hill’s step-son works for a subsidiary of the Company and his annual compensation in fiscal 2022 was approximately $150,000 including salary, cash incentive and the grant date value of his restricted stock unit grants, which is comparable to the total compensation of other employees in similar roles in the same location.

Marvell Technology, Inc. 2022 Proxy Statement	50

ADDITIONAL INFORMATION
Future Stockholder Proposals and Nominations for the 2023 Annual Meeting
We expect to hold our 2023 Annual Meeting on or about June 2, 2023. Under Rule 14a-8 of the Exchange Act, for a stockholder proposal to be considered for inclusion in the proxy statement for the 2023 Annual Meeting, we must have received the written proposal by such stockholder at the mailing address of our business offices set forth below, no later than the close of business (6:00 p.m. Pacific Time) on January 6, 2023. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
If you desire to bring a matter before an Annual Meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bylaws to make a stockholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with the Bylaws. In accordance with our Bylaws, stockholder nominations and proposals may be voted on at an Annual Meeting only if such nominations and proposals are made pursuant to written notice timely given to our Secretary and accompanied by certain information. To be timely, a stockholder’s written notice must be received by us not less than 90 nor more than 120 days prior to the one-year anniversary of the date for our 2022 Annual Meeting, which anniversary date is June 23, 2023. To comply with the Bylaws, a stockholder must provide appropriate notice to us no earlier than February 23, 2023 and no later than the close of business (6:00 p.m. Pacific Time) on March 25, 2023. The notice must contain the name and business background of any person being nominated by such stockholder as a director and all material information on any proposal, statement or resolution to be put to the meeting and details of the stockholder submitting the proposal, statement or resolution, as well as other information that may be specified by our Board and the Bylaws as then in effect. Our Board will review proposals from eligible stockholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bylaws and whether any such proposal will be acted upon at the Annual Meeting. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2023 Annual Meeting must provide the notice required under Rule 14a-19 to our Secretary no later than April 24, 2023.
Our Bylaws contain a proxy access provision, which allows a stockholder or group of up to 20 stockholders owning in aggregate three percent or more of our outstanding shares continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office (rounded down) or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2023 Annual Meeting pursuant to these proxy access provisions in Section 2.11 of our Bylaws, we must receive proper written notice of any such nomination no earlier than the close of business on January 6, 2023 (120 days from the anniversary of the mailing of the proxy for the 2022 Annual Meeting) and no later than the close of business on February 5, 2023 (90 days from the anniversary of the mailing of the proxy for the 2022 Annual Meeting). In each case, the notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our shares.
If, however, the 2023 Annual Meeting is not within 30 days before or after the anniversary of this year’s Annual Meeting, we must receive such notice under both our advance notice and proxy access Bylaws not more than 120 days prior to such meeting and not less than 90 days prior to such meeting or 10 days following the public announcement of the meeting date.
We will not entertain any proposals or nominations at the 2023 Annual Meeting that do not meet the requirements set forth in Rule 14a-8 or our Bylaws, as applicable. We encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination. All stockholder proposals or nominations pursuant to this section may be sent to our Chief Administration and Legal Officer and Secretary, Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, California 95054.
Householding — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials (the “Notice”), unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and also helps protect the environment.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling 866-540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 5488 Marvell Lane, Santa Clara, California, 95054, telephone number (408) 222-3274.
Any stockholders who share the same address and currently receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

Marvell Technology, Inc. 2022 Proxy Statement	51

OTHER MATTERS
At the time of preparation of this proxy statement, we are not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal before the printing and mailing of this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

Marvell Technology, Inc. 2022 Proxy Statement	52

QUESTIONS AND ANSWERS
ABOUT OUR ANNUAL MEETING
Q:
Why am I receiving these proxy materials?

A:
We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting to be held at 10:00 a.m. Pacific Time on Thursday, June 23, 2022. These materials were first sent or given to stockholders on or about May 6, 2022. You are invited to attend the Annual Meeting virtually and are asked to vote on the proposals described in this proxy statement.

Q:
What is included in these proxy materials?

A:
These proxy materials include:

▪
The notice of the Annual Meeting,

▪
Our proxy statement for the Annual Meeting, and

▪
Our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, as filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2022.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
Q:
What proposals will be considered at the meeting?

A:
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice of Annual Meeting and include:

1.
The election of ten (10) directors who will hold office until the earlier of the 2023 Annual Meeting or their resignation or removal;

2.
An advisory (non-binding) vote to approve the compensation of our named executive officers;

3.
To amend the Marvell Technology, Inc. ESPP to remove the term of the plan and to remove the annual evergreen feature of the plan;

4.
To ratify the selection of Deloitte as the Company’s independent registered public accounting firm for its fiscal year ending January 28, 2023.

If any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
Q:
How does our Board recommend that I vote on the proposals?

A:
At the Annual Meeting, our Board recommends our stockholders vote:

1.
FOR the election of the ten (10) director nominees listed in Proposal No. 1 (see Proposal No. 1);

2.
FOR the approval, on an advisory and non-binding basis, of named executive officer compensation (see Proposal No. 2); and

3.
FOR the amendment to the Marvell Technology, Inc. ESPP to remove the term of the plan and to remove the annual evergreen feature of the plan (see Proposal No. 3);

4.
FOR the ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for its fiscal year ending January 28, 2023. (see Proposal No. 4).

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:
The SEC has adopted rules to allow companies to post proxy materials on the Internet and provide only a Notice of Internet Availability of Proxy Materials to stockholders. We have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice to most of our stockholders of record and beneficial owners. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. The Notice also instructs you how to submit your proxy electronically over the Internet or by mail.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice will provide you with instructions regarding how to:

▪
View the proxy materials for the Annual Meeting on the Internet, and

▪
Instruct us to send future proxy materials to you by e-mail.

Our proxy materials are also available on the investor relations page of our website at www.marvell.com. None of the materials on our website other than the proxy materials are part of this proxy statement or incorporated by reference herein.

Marvell Technology, Inc. 2022 Proxy Statement	53

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Q:
Who can vote?

A:
The Record Date for the Annual Meeting has been set as the close of business, 6 p.m. Pacific Time, on April 28, 2022. Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting. On the Record Date, there were 850,692,779 shares of common stock issued and outstanding. Each issued and outstanding share is entitled to one vote on each director nominee and on each of the other proposals to be voted on at the meeting. Shares held as of the Record Date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank, or other nominee.

Q:
What should I do now to vote?

A:
You may vote your shares either by voting online at the meeting or by submitting a completed proxy via the Internet, telephone or by mail before the meeting. After carefully reading and considering the information contained in this proxy statement, please follow the instructions as summarized below, depending on whether you hold shares directly in your name as stockholder of record or you are the beneficial owner of shares held through a broker, bank or other nominee. Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the procedures for voting shares held of record and those owned beneficially.

Q:
If my shares are held in “street name” by my broker, bank, or other nominee, how do I vote my shares?

A:
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and the Notice will, subject to the terms made between you and the stockholder of record, be forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on a voting instruction form.

If your shares are held in “street name” and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the unique access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you should contact your bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.
Q:
If I am a stockholder of record, how do I vote my shares?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (our “Transfer Agent”), you are considered the stockholder of record with respect to those shares and the Notice was sent directly to you.

There are four ways to vote:
During the Annual Meeting
▪
Virtually. You may attend the Annual Meeting and vote using the virtual meeting platform.

In advance of the Annual Meeting
▪
By Telephone. You may submit your proxy by calling the toll-free number provided in the proxy card (which must be submitted by the deadline in the proxy card).

▪
Via the Internet. You may submit your proxy via the Internet by following the instructions provided in the Notice (which must be submitted by the deadline in the Notice).

▪
By Mail. If you request printed copies of the proxy materials by mail, you may submit your proxy by filling out the proxy card and sending it back in the envelope provided (which must be received before votes are cast at the Annual Meeting).

Please be aware that if you issue a proxy or give voting instructions over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Q:
What happens if I do not cast a vote?

A:
Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Beneficial owners — If you hold your shares in “street name,” it is critical that you instruct your broker, bank or other nominee to cast your vote if you want it to count in the election of directors (Proposal No. 1), the approval of named executive officer compensation (Proposal No. 2) and the amendment to the ESPP (Proposal No. 3). The term “broker non-vote” refers to shares held by a broker or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker, bank or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks, and nominees do not have discretionary voting authority on non-routine matters (which are expected to include Proposals No. 1, 2 and 3) and

Marvell Technology, Inc. 2022 Proxy Statement	54

accordingly may not vote on such matters absent instructions from you as the beneficial holder. Thus, if you hold your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote in the election of directors (Proposal No. 1), with respect to votes related to named executive officer compensation (Proposal No. 2), and with respect to the proposed amendment to the ESPP (Proposal No. 3), no votes will be cast on your behalf on such matters.
The proposal at the Annual Meeting to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 28, 2023 (Proposal No. 4) is expected to be considered a routine matter for which brokerage firms may vote uninstructed shares. However, we are aware of some brokerage firms that choose not to exercise this discretionary voting authority. As a result, it is important to us that you affirmatively vote on all matters to ensure your shares are counted.
Stockholders of record — If you are a stockholder of record and you do not cast your vote or submit a proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. However, if you sign and return the proxy card with no further instructions, the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and, as the proxy holders, may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. A stockholder may also abstain from voting on any proposal. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Pursuant to our Bylaws, abstentions have the same effect as an “against” vote with respect to the approval of the named executive officer compensation program, the amendment of the ESPP and appointment of our independent registered accounting firm (Proposals No. 2,3 and 4), and no effect on the outcome of director elections (Proposal No. 1).
Q:
How are votes counted?

A:
Each share held by a stockholder as of the Record Date is entitled to one vote. There is no cumulative voting in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will count the votes, determine the existence of a quorum and the validity of proxies and ballots, and certify the results of the voting.

Q:
How can I change or revoke my proxy after I have submitted it?

A:
You may change or revoke your proxy at any time before it is voted at the Annual Meeting by (1) Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by (2) signing and returning a new proxy card with a later date. If you are a beneficial owner and submitted voting instructions to your broker, bank, or other nominee, please refer to the instructions provided by your broker, bank, or other nominee on how to change your vote.

Q:
What if other matters come up at the meeting?

A:
The matters described in this proxy statement are the only matters that we know of that will be voted on at the meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Q:
Can I attend the Annual Meeting?

A:
Due to the ongoing public health concerns relating to the COVID-19 pandemic, and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held virtually via live audio-only webcast and you will not be able to attend in person. We have structured the Annual Meeting to provide substantially the same rights that stockholders would have at an in-person meeting. You will be able to vote your Marvell stock electronically via the Internet, submit questions online during the meeting and view the list of registered stockholders as of the Record Date by logging in to the website specified above using the unique control number included on your proxy card. If you were a stockholder at the close of business on the Record Date or you hold a valid legal proxy for the Annual Meeting, you may attend the Annual Meeting virtually.

Q:
How can I submit question at or prior to the Annual Meeting?

A:
If you wish to submit a question during the Annual Meeting, you may log into www.virtualshareholdermeeting.com/MRVL2022 and enter your unique control number provided in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials and enter a question. We will answer questions and address comments relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. We will summarize multiple questions submitted on the same topic. We will try to respond to all appropriate questions during the meeting, as time permits.

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at https://investor.marvell.com.
Q:
What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A:
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Technical support will be available starting at 9:30 a.m. Pacific Time and until the meeting has finished.

Q:
What quorum is required for action at the meeting?

A:
The presence of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present or represented by proxy, shall constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient shares present for

Marvell Technology, Inc. 2022 Proxy Statement	55

a quorum at the time of the Annual Meeting, the meeting will stand adjourned as may be determined by our Board in accordance with the Bylaws to permit the further solicitation of proxies.
Q:
What vote is required to approve each proposal?

A:
Proposal No. 1: The nominees for director receiving the affirmative vote of at least a majority of the votes cast at the Annual Meeting will be elected as directors to serve until the next Annual Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.

Proposal No. 2: Our stockholders will have an advisory (non-binding) vote on named executive officer compensation as described in this proxy statement, which requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The vote is advisory and therefore not binding on our Board; however, our Board and the ECC will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.
Proposal No. 3 Amendment to the 2000 Employee Stock Purchases Plan, requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.
Proposal No. 4 Ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 28, 2023, requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting to be approved. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal.
Q:
What does it mean if I receive more than one Notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A:
If you receive more than one Notice, more than one e-mail or more than one paper copy of the proxy materials, it means that you have multiple accounts with your brokers or the Transfer Agent. Please vote all of these shares. For all of your shares to be voted by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and do so for all shares represented by each Notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails). We encourage you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent.

Q:
What is the contact information for our Transfer Agent?

A:
Contact information is as follows:

AST Shareholder Services Call Center Toll Free: 800.937.5449 Local & International: 718-921-8124 Hours: 8 a.m. – 8 p.m. ET Monday to Friday	American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 E-mail: Help@astfinancial.com

Q:
Who is making and paying for this proxy solicitation?

A:
This proxy is solicited on behalf of our Board. We will pay the cost of distributing this proxy statement and related materials as well as the cost of soliciting proxies. We will also reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares or other persons for whom they hold shares. We have retained Okapi Partners LLC to assist us in the solicitation of proxies and we have agreed to pay them a fee of approximately $15,000, plus reasonable expenses, for these services. In addition, to the extent necessary to ensure sufficient representation at the meeting, we may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet, or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q:
How can I find out the results of the voting at the Annual Meeting?

A:
We plan to announce preliminary voting results at the meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the meeting. If the final voting results are not available within four business days after the meeting, we will provide the preliminary results in the Form 8-K and the final results in an amendment to the Form 8-K within four business days after the final voting results are known to us.

Q:
Who should I call if I have questions about the Annual Meeting?

A:
You should contact the following:

Ashish Saran
Vice President, Investor Relations
Marvell Semiconductor, Inc.
5488 Marvell Lane
Santa Clara, CA 95054
Phone: (408) 222-3274

Marvell Technology, Inc. 2022 Proxy Statement	56

ANNUAL REPORT ON FORM 10-K
YOU MAY OBTAIN, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 29, 2022, BY SENDING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS: MARVELL SEMICONDUCTOR, INC., 5488 MARVELL LANE, SANTA CLARA, CALIFORNIA, 95054, ATTN: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.MARVELL.COM.
BY ORDER OF THE BOARD OF DIRECTORS,
MATTHEW J. MURPHY
Director, President and Chief Executive Officer
May 6, 2022

Marvell Technology, Inc. 2022 Proxy Statement	57

Appendix A
Amended ESPP
MARVELL TECHNOLOGY, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED BY THE BOARD OF DIRECTORS
ON MARCH 1, 2022 AND APPROVED BY STOCKHODERS ON JUNE 23, 2022
1. Purpose. This Plan is intended to allow Employees of the Company and its Designated Subsidiaries to purchase Common Stock through accumulated Payroll deductions. This Plan includes two components: a Code Section 423 Plan Component and a Non-423 Plan Component. The Company’s intention is to have the Code Section 423 Plan Component qualify as an “employee stock purchase plan” under Section 423 of the Code (although the Company makes no undertaking or representation to maintain such qualification). The provisions of the Code Section 423 Plan Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Purchase Rights under the Non-423 Plan Component that do not qualify under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Administrator that are designed to achieve tax, securities laws or other objectives for Participants and/or the Company. Except as otherwise indicated, the Non-423 Plan Component will operate and be administered in the same manner as the Code Section 423 Plan Component.
2. Defined Terms. The meanings of defined terms (generally, capitalized terms) in this Plan are provided in Section 23 (“Glossary”).
3. Eligibility.
(a)
Participation. Any person who is an Employee on an Offering Date shall be eligible to participate in this Plan during the corresponding Offering Period, subject to the limitations in Sections 3(b) and 3(c).

(b)
No Participation by Five-Percent Stockholders. Notwithstanding Section 3(a), an Employee shall not participate in this Plan during an Offering Period if immediately after the grant of a Purchase Right on the Offering Date, the Employee (or any other person whose stock would be attributed to the Employee under Section 424(d) of the Code) would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary. For this purpose, an Employee is treated as owning stock that he or she could purchase by exercise of Purchase Rights or other options.

(c)
$25,000 Annual Limitation. Notwithstanding Section 3(a), no Employee will be granted a Purchase Right under the Plan to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent of the Company accrue at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time, determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. Except as otherwise determined by the Administrator:
(a)
the first Offering Period after the Restatement Effective Date shall begin on December 8, 2011;

(b)
a new Offering Period shall begin on the first trading day on or immediately following each June 8th and December 8th while this Plan is in effect;

(c)
the duration of each Offering Period shall be approximately 24 months (measured starting from the applicable Offering Date and ending on the trading day immediately prior to the June 8th or December 8th, as applicable, occurring approximately 24-months thereafter);

(d)
the Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter;

(e)
notwithstanding Section 4(d), in no event shall an Offering Period in the Code Section 423 Component have a duration in excess of 27 months; and

(f)
an Offering Period shall terminate on the first date that no Participant is enrolled in it.

5. Participation.
(a)
An Employee may become a Participant in this Plan by: (i) completing a subscription agreement, in such form as the Administrator may approve from time to time, and delivering it to the Administrator or (ii) following an electronic enrollment procedure determined by the Administrator, in either event, by 5 p.m. Pacific time on the applicable Offering Date, unless another time for filing the

Marvell Technology, Inc. 2022 Proxy Statement	A-1

subscription agreement is set by the Administrator for all Employees with respect to a given Offering Period. For purposes herein, a subscription agreement and its analogous electronic enrollment form will both be referred to as the “subscription agreement.” The subscription agreement shall authorize Payroll deductions pursuant to this Plan and shall have such other terms as the Administrator may specify from time to time.
(b)
At the end of an Offering Period, each Participant in the Offering Period who remains an Employee shall be automatically enrolled in the next succeeding Offering Period (a “Re-enrollment”) unless, in a manner and at a time specified by the Administrator, but in no event later than 5 p.m. Pacific time on the Offering Date of such succeeding Offering Period, the Participant notifies the Administrator in writing that the Participant does not wish to be re-enrolled. Re-enrollment shall be at the withholding percentage specified in the Participant’s most recent subscription agreement. No Participant shall be automatically re-enrolled whose participation has terminated by operation of Section 10.

(c)
If the Fair Market Value of a share of Common Stock on any Offering Date is less than it was on the first day of a then-concurrent Offering Period, each Participant in the concurrent Offering Period shall automatically be withdrawn from such concurrent Offering Period and shall become a Participant in the commencing Offering Period. Participation shall be at the withholding percentage specified in the Participant’s most recent (as of 5 p.m. Pacific time on the relevant Offering Date) subscription agreement. No Participant shall be automatically re-enrolled whose participation in this Plan has terminated by operation of Section 10.

6. Payroll Deductions.
(a)
Payroll deductions under this Plan shall be in whole percentages, from a minimum of 1% up to a maximum (not to exceed 15%) established by the Administrator from time to time, as specified by the Participant in his or her subscription agreement in effect on the first day of an Offering Period. Payroll deductions for a Participant shall begin with the first payroll payment date of the Offering Period and shall end with the last payroll payment date of the Offering Period, unless sooner terminated by the Participant as provided in Section 10.

(b)
A Participant’s Payroll deductions shall be credited to his or her account under this Plan. A Participant may not make any additional payments into his or her account.

(c)
A Participant may reduce his or her Payroll deductions by any whole percentage (but not below 1%) at any time during an Offering Period, which will become effective as soon as administratively practicable. A Participant may change his or her Payroll deductions during an Offering Period on or before a date prescribed by the Administrator, effective as of the first business day after the next Purchase Date, by delivering a new subscription agreement authorizing the change in payroll deduction in the form (electronic or other procedure) provided by the Administrator for such purpose. Notwithstanding the foregoing, the Administrator may, in its sole discretion, limit the nature and/or number of Payroll deduction rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.

(d)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Payroll deductions may be decreased to 0% at any time during the Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(e)
Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of Payroll deductions if (i) Payroll deductions are not permitted under applicable local law, and (ii) the Participant is participating in the Non-423 Plan Component or the Administrator determines that cash contributions are permissible under Section 423 of the Code.

7. Purchase Rights.
(a)
Grant of Purchase Rights. On the Offering Date of each Offering Period, each Participant will be granted a Purchase Right to purchase on each Purchase Date during such Offering Period (at the applicable purchase price) up to a number of shares of Common Stock determined by dividing such Participant’s Payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable purchase price; provided that in no event will a Participant be permitted to purchase (x) on each Purchase Date more than 7,500 shares of Common Stock and (y) during each Offering Period more than 30,000 shares of Common Stock, in each case, subject to any adjustment pursuant to Section 17, and provided further that such purchase will be subject to the limitations set forth in Sections 3(b), 3(c) and 12. The Participant may accept the grant of such Purchase Right with respect to an Offering Period by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during each Offering Period, subject to the limitations set forth in Sections 3(b), 3(c) and 12. Exercise of the Purchase Right will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The Purchase Right will expire on the last day of the Offering Period.

(b)
Terms of Purchase Rights. Except as otherwise determined by the Administrator, each Purchase Right shall have the following terms:

(i)
The per-share price of the shares subject to a Purchase Right shall be 85% of the lower of the Fair Market Value of a share of Common Stock on (a) the Offering Date on which the Purchase Right was granted and (b) the Purchase Date.

Marvell Technology, Inc. 2022 Proxy Statement	A-2

(ii)
Payment for shares purchased by exercise of Purchase Rights shall be made only through Payroll deductions under Section 6.

(iii)
Upon purchase or disposition of shares acquired by exercise of a Purchase Right, the Participant shall pay, or make provision satisfactory to the Administrator for payment of, all tax (and similar) withholdings that the Administrator determines, in its discretion, are required due to the acquisition or disposition, including without limitation any such withholding that the Administrator determines in its discretion is necessary to allow the Company and its Subsidiaries to claim tax deductions or other benefits in connection with the acquisition or disposition.

(iv)
During his or her lifetime, a Participant’s Purchase Right is exercisable only by the Participant.

(v)
Purchase Rights will in all respects be subject to the terms and conditions of this Plan, as interpreted by the Administrator from time to time.

8. Purchase Dates; Purchase of Shares; Refund of Excess Cash.
(a)
The Administrator shall establish one or more Purchase Dates for each Offering Period. Unless otherwise determined by the Administrator, the trading day immediately prior to each June 8 and December 8 in an Offering Period shall be a Purchase Date.

(b)
Except as otherwise determined by the Administrator, and subject to subsection (c), below, each then-outstanding Purchase Right shall be exercised automatically on each Purchase Date, following addition to the Participant’s account of that day’s Payroll deductions, to purchase the maximum number of full shares of Common Stock at the applicable price using the Participant’s accumulated Payroll deductions. No fractional shares of Common Stock will be purchased; any Payroll deductions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be promptly refunded to a Participant after a given Purchase Date. To the extent that Payroll deductions accumulate in a Participant’s account that exceed the aggregate purchase price of the maximum amount of shares purchasable on a given Purchase Date, such excess amounts will be promptly refunded to a Participant after the given Purchase Date.

(c)
The shares purchased upon exercise of a Purchase Right shall be deemed to be transferred to the Participant on the Purchase Date.

9. Registration and Delivery of Share Certificates.
(a)
Shares purchased by a Participant under this Plan will be registered in the name of the Participant, or in the name of the Participant and his or her spouse, or in the name of the Participant and joint tenant(s) (with right of survivorship), as designated by the Participant.

(b)
As soon as administratively feasible after each Purchase Date, the Company shall deliver to the Participant a certificate representing the shares purchased upon exercise of a Purchase Right. If approved by the Administrator in its discretion, the Company may instead (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant’s account or (ii) make a notation in the Participant’s favor of non-certificated shares on the Company’s stock records.

10. Withdrawal; Termination of Employment.
(a)
A Participant may withdraw all, but not less than all, the Payroll deductions credited to his account under this Plan before a Purchase Date by giving written notice to the Administrator, in a form the Administrator prescribes from time to time, at least 15 days before the Purchase Date. Payroll deductions will then cease as to the Participant, no purchase of shares will be made for the Participant on the Purchase Date, and all Payroll deductions then credited to the Participant’s account will be refunded promptly.

(b)
Upon termination of a Participant’s Continuous Employment for any reason, including retirement or death, all Payroll deductions credited to the Participant’s account will be promptly refunded to the Participant or, in the case of death, to the person or persons entitled thereto under Section 14, and the Participant’s Purchase Right will automatically terminate.

(c)
A Participant’s withdrawal from an offering will not affect the Participant’s eligibility to participate in a succeeding offering or in any similar plan that may be adopted by the Company.

11. Use of Funds; No Interest. Amounts withheld from Participants under this Plan shall constitute general funds of the Company, may be used for any corporate purpose, and need not be segregated from other funds unless otherwise required under local law, as determined by the Administrator (in which case, the affected Purchase Rights will be granted under the Non-423 Plan Component, if necessary). No interest shall accrue on a Participant’s Payroll deductions, except as may be required by applicable law, as determined by the Administrator, for Participants in the Non-423 Plan Component (or the Code Section 423 Plan Component if permitted under Code Section 423).
12. Number of Shares Reserved.
(a)
The following numbers of shares of Common Stock are reserved for issuance under this Plan, and such number may be issued at any time before termination of this Plan (for the avoidance of doubt, all share numbers in this Section 12 reflect share numbers as adjusted for two separate 2 for 1 stock splits adopted by the Board in February 2004 and February 2006, respectively, and approved by the stockholders at the 2004 annual meeting of stockholders held on May 28, 2004 and the 2006 annual meeting of stockholders held on June 9, 2006, respectively):

(i)
Beginning the date of approval of this Plan by the stockholders of the Company, 4,000,000 shares of Common Stock; and

Marvell Technology, Inc. 2022 Proxy Statement	A-3

(ii)
Beginning the first business day of each calendar year starting January 1, 2010 and ending as of January 4, 2022, the lesser of an additional (A) 8,000,000 shares of Common Stock, or (B) 1.5% of the outstanding shares of capital stock on such date, or (C) an amount determined by the Board (provided that the amount approved by the Board shall not be greater than (A) or (B)). As of January 29, 2022, a total of 2,368,730 shares had been purchased under this Plan and 46,150,352 remained available for purchase.

(b)
If the total number of shares that would otherwise be subject to Purchase Rights granted on an Offering Date exceeds the number of shares then available under this Plan (after deduction of all shares for which Purchase Rights have been exercised or are then exercisable), the Administrator shall make a pro-rata allocation of the available shares in a manner that it determines to be as uniform and equitable as practicable. In such event, the Administrator shall give written notice of the reduction and allocation to each Participant.

(c)
The Administrator may, in its discretion, transfer shares reserved for issuance under this Plan into a plan or plans of similar terms, as approved by the Board, providing for the purchase of shares of Common Stock to employees of Designated Subsidiaries that do not (or do not thereafter) participate in this Plan. Such additional plans may, without limitation, provide for variances from the terms of this Plan to take into account special circumstances (such as foreign legal restrictions) affecting the employees of the Designated Subsidiaries.

13. Administration. This Plan shall be administered by the Board or by such directors, officers, and employees of the Company as the Board may select from time to time (the “Administrator”). All costs and expenses incurred in administering this Plan shall be paid by the Company, provided that any taxes applicable to an Employee’s participation in this Plan may be charged to the Employee by the Company. The Administrator may make such rules and regulations as it deems necessary to administer this Plan and to interpret any provision of this Plan, and shall apply those rules and regulations so that all employees granted options under the Plan have the same rights and privileges (except that the right to purchase stock under the Plan may bear a uniform relationship to total compensation). Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Non-423 Plan Component to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Further, the Administrator is authorized to adopt sub-plans applicable to particular Designated Subsidiaries or locations under the Non-423 Plan Component. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of this Plan or any right granted under this Plan shall be final, conclusive, and binding upon all persons, and no member of the Administrator shall be liable for any such determination, decision, or action made in good faith.
14. Designation of Beneficiary.
(a)
A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of the Participant’s death.

(b)
A designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant, and in the absence of a beneficiary validly designated under this Plan who is living at the time of the Participant’s death, the Administrator shall deliver such shares and/or cash to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the Administrator’s knowledge), the Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent, or relative is known to the Administrator, then to such other person as the Administrator may designate.

15. Transferability. Neither Payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a Purchase Right or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds in accordance with Section 10.
16. Reports. Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to participating Employees promptly following each Purchase Date, setting forth the amounts of Payroll deductions, per-share purchase price, number of shares purchased, and remaining cash balance, if any.
17. Adjustments upon Changes in Capitalization.
(a)
Subject to any required action by the stockholders of the Company, the class(es) and the number of securities covered by each unexercised Purchase Right and the class(es) and the maximum number of securities authorized for issuance under this Plan but not yet been placed under a Purchase Right (collectively, the “Reserves”), as well as the price per security covered by each unexercised Purchase Right, shall be proportionately adjusted for any change that is made in, or other events that occur with respect to, the shares of Common Stock, effected without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) (not counting shares issued upon conversion of convertible securities of the Company as “effected without receipt of consideration”). Such adjustment shall be made by the Board and shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class,

Marvell Technology, Inc. 2022 Proxy Statement	A-4

shall affect, and no consequent adjustment shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.
(b)
In the event of the proposed dissolution or liquidation of the Company, the then-current Offering Period will terminate immediately before the consummation of the proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (if the Company’s stockholders own less than 50% of the total outstanding voting power in the surviving entity or a parent of the surviving entity after the merger), each Purchase Right under this Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the successor corporation does not agree to assume the Purchase Rights or to substitute equivalent purchase rights, in which case the Board may, in lieu of such assumption or substitution, accelerate the exercisability of Purchase Rights and allow Purchase Rights to be exercisable as to shares as to which they would not otherwise be exercisable, on terms and for a period that the Board determines in its discretion. To the extent that the Board accelerates exercisability of Purchase Rights as described above, it shall promptly so notify all Participants in writing.

(c)
The Board may, in its discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Purchase Right, if the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, or if the Company consolidates with or merges into any other corporation, in a transaction not otherwise covered by this Section 17.

18. Amendment or Termination.
(a)
The Board may at any time terminate or amend this Plan. No amendment may be made without prior approval of the stockholders of the Company (obtained in the manner described in Section 20) if it would increase the number of shares that may be issued under this Plan.

(b)
The Board may elect to terminate any or all outstanding Purchase Rights at any time, except to the extent that exercisability of such Purchase Rights has been accelerated pursuant to Section 17(b). If this Plan is terminated, the Board may also elect to terminate Purchase Rights upon completion of the purchase of shares on the next Purchase Date or to permit Purchase Rights to expire in accordance with their terms (with participation to continue through such expiration dates). If Purchase Rights are terminated before expiration, any funds contributed to this Plan that have not been used to purchase shares shall be refunded to Participants as soon as administratively feasible.

19. Notices. All notices or other communications by a Participant to the Company or the Administrator under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for that purpose.
20. Shareholder Approval. This Plan was submitted to and approved by the stockholders of the Company for their approval within 12 months after the date this Plan was initially adopted by the Board. Amendments to the Plan approved by the Board on March 1, 2022 were approved by the stockholders on June 23, 2022.
21. Conditions upon Issuance of Shares.
(a)
Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. This Plan became effective upon its initial approval by the stockholders of the Company on June 17, 2000 as described in Section 20. It shall continue in effect indefinitely unless sooner terminated under Section 18.
23. Glossary. The following definitions apply for purposes of this Plan:
(a)
“Administrator” means the Board or the persons appointed by the Board to administer this Plan pursuant to Section 13.

(b)
“Board” means the Board of Directors of the Company.

(c)
“Code” means the Internal Revenue Code of 1986, as amended.

(d)
“Code Section 423 Plan Component” means the component of this Plan that is intended to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423 Plan Component shall be construed, administered and enforced in accordance with Section 423(b).

(e)
“Common Stock” means the Common Shares of the Company.

(f)
“Company” means Marvell Technology, Inc. , a Delaware corporation.

Marvell Technology, Inc. 2022 Proxy Statement	A-5

(g)
“Continuous Employment” means the absence of any interruption or termination of service as an Employee. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that either (i) the leave does not exceed 90 days or (ii) re-employment upon expiration of the leave is guaranteed by contract or statute.

(h)
“Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion to participate in this Plan. The Administrator will determine whether Employees of any Designated Subsidiary shall participate in the Code Section 423 Plan Component or the Non-423 Plan Component.

(i)
“Employee” means any person, including an officer, who is customarily employed for at least 20 hours per week and five months per year by the Company or one of its Designated Subsidiaries, other than an employee of a Designated Subsidiary under the Non-423 Plan Component, who, as of the Offering Date, is otherwise determined ineligible for participation in the Non-423 Plan Component, at the discretion of the Administrator. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion, by reference to Section 3401(c) of the Code and the regulations promulgated thereunder; unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who satisfy the customary employment criteria set forth above and are carried as employees by the Company or a Designated Subsidiary for regular payroll purposes. Notwithstanding the foregoing, for Purchase Rights granted under the Non-423 Plan Component, Employee shall also mean any other employee of a Designated Subsidiary to the extent that local law requires participation in the Plan to be extended to such employee, as determined by the Administrator.

(j)
“Fair Market Value” means as, as of any date, the value of Common Stock as follows:

(i)
If the Common Stock is quoted on an established stock exchange or national market system, including without limitation the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System, Fair Market Value shall be the closing sales price (or the closing bid, if no sales are reported) as quoted on that exchange or system for the day of the determination, as reported in The Wall Street Journal or an equivalent source, or if the determination date is not a trading day, then on the most recent preceding trading day;

(ii)
If the Common Stock is quoted on NASDAQ (but not on the National Market System) or regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of the determination, or on the most recent preceding trading day if the determination date is not a trading day; or

(iii)
In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Administrator.

(k)
“Non-423 Plan Component” means a component of this Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.

(l)
“Offering Date” means the first trading day of an Offering Period.

(m)
“Offering Period” means a period established by the Administrator pursuant to Section 4 during which Payroll deductions are accumulated from Participants and applied to the purchase of Common Stock. The duration and timing of an Offering Period may be changed pursuant to Sections 4 and 18.

(n)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o)
“Participant” means an Employee who has elected to participate, or has been deemed to participate by means of an automatic enrollment, in this Plan pursuant to Section 5.

(p)
“Payroll” means all regular, straight-time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation or payments, bonuses, and commissions.

(q)
“Plan” means this Marvell Technology, Inc. 2000 Employee Stock Purchase Plan, as amended and restated, which includes a Code Section 423 Plan Component and a Non-423 Plan Component.

(r)
“Purchase Date” means such trading days during each Offering Period as may be established by the Administrator for the purchase of Common Stock pursuant to Section 8.

(s)
“Purchase Right” means a right to purchase Common Stock granted pursuant to Section 7.

(t)
“Restatement Effective Date” means October 31, 2011, the date of the amendment and restatement of the Plan.

(u)
“Subsidiary” means, from time to time, any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary of the Company.

Marvell Technology, Inc. 2022 Proxy Statement	A-6

5488 Marvell Lane
Santa Clara, CA 95054
www.marvell.com
Copyright © 2022 Marvell, All rights reserved

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D86514-P66686

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

MARVELL TECHNOLOGY, INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Sara Andrews	☐	☐	☐
1b. W. Tudor Brown	☐	☐	☐
1c. Brad W. Buss	☐	☐	☐
1d. Edward H. Frank	☐	☐	☐
1e. Richard S. Hill	☐	☐	☐
1f. Marachel L. Knight	☐	☐	☐
1g. Matthew J. Murphy	☐	☐	☐
1h. Michael G. Strachan	☐	☐	☐
1i. Robert E. Switz	☐	☐	☐
1j. Ford Tamer	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD86514-P666861b. W. Tudor BrownNominees:1a. Sara Andrews1e. Richard S. Hill1c. Brad W. Buss1d. Edward H. Frank1h. Michael G. Strachan1j. Ford Tamer1f. Marachel L. Knight1g. Matthew J. Murphy1i. Robert E. Switz2. An advisory (non-binding) vote to approve compensationof our named executive officers.4. To ratify the appointment of Deloitte and Touche LLP asour independent registered public accounting firm forthe fiscal year ending January 28, 2023.3. To amend the Marvell Technology, Inc. 2000 EmployeeStock Purchase Plan to remove the term of the plan andto remove the annual evergreen feature of the plan.1. Election of DirectorsFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !MARVELL TECHNOLOGY, INC.The Board of Directors recommends you vote FOR thefollowing:The Board of Directors recommends you vote FORproposals 2, 3 and 4.NOTE: Such other business as may properly come before themeeting or any adjournment or postponement thereof.MARVELL TECHNOLOGY, INC.1000 N. WEST STREETSUITE 1200WILMINGTON, DE 19801For Against AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on June 22, 2022. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/MRVL2022You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on June 22, 2022. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Stockholder Letter and Form 10-K are available at www.proxyvote.com.D86515-P66686MARVELL TECHNOLOGY, INC.Annual Meeting of StockholdersJune 23, 2022 10:00 AMThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Jean Hu and Mitchell Gaynor, or either of them, as proxies, each with the power to appointhis/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all ofthe shares of common stock of Marvell Technology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting ofStockholders to be held at 10:00 AM, PDT on June 23, 2022, virtually at www.virtualshareholdermeeting.com/MRVL2022 andany adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxieswith respect to such other business as may properly come before the meeting or any adjournment or postponementthereof. In the event that any of the nominees named on the reverse side of this form are unavailable for electionor unable to serve, the shares represented by proxy may be voted for a substitute nominee selected by the Boardof Directors.Continued and to be signed on reverse side